SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting material pursuant to Rule 14a-11(c) or 14a-12

CALIBRUS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.
[X]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:	N/A

2.	Aggregate number of securities to which transaction applies:	N/A

3.
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  The filing fee was determined based on $3,000,000 total consideration to be paid to Calibrus, Inc. in the proposed transaction.

4.	Proposed maximum aggregate value of transaction: $3,000,000, composed of cash payments, subject to adjustment as provided for in the Asset Purchase Agreement.

Total fee paid:	$85.95

[X]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Calibrus, Inc.
1225 West Washington, Suite 213
Tempe, Arizona 85281

Notice of Special Meeting of Stockholders
To Be Held August 22, 2012

To Our Stockholders:

A Special Meeting of Stockholders of Calibrus, Inc., a Nevada corporation ("Calibrus" or the "Company"), will be held on Wednesday, August 22, 2012 at 10:00 a.m. local time at our offices at 1225 West Washington, Suite 213, Tempe, Arizona 85281, for the following purposes:

1.
To consider and vote upon a resolution for the sale of substantially all of the assets of the third party verification business of Calibrus Inc., which may be deemed a sale of substantially all of our assets for purposes of Nevada law;

2.	To consider and vote upon a resolution to change the name of the Company from "Calibrus, Inc." to "Fanatic Fans, Inc.";

3.	To consider and vote upon the adoption of the 2012 Stock Option and Restricted Stock Plan of the Company; and

4.	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on July 13, 2012 are entitled to vote at the meeting and at any adjournment or postponement thereof.  Shares can be voted at the meeting only if the holder is present or represented by proxy.  A list of stockholders entitled to vote at the meeting will be open for inspection at our corporate headquarters for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting.  If you choose to attend the special meeting, you may still vote your shares in person even though you have previously returned your proxy by mail.  If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions. The proxy is revocable at any time prior to its use.

By order of the Board of Directors,

Jeff W. Holmes
Chairman and Chief Executive Officer

Tempe, Arizona
July 31, 2012

IMPORTANT:  It is important that your stockholdings be represented at this special meeting.  Whether or not you expect to attend the special meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to assure representation of your shares.  No postage need be affixed if mailed in the United States.

Calibrus, Inc.

Proxy Statement for the
Special Meeting of Stockholders
to be held August 22, 2012

Table of Contents

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES	1
SUMMARY OF PROPOSED ASSET SALE TERMS	3
QUESTIONS AND ANSWERS ABOUT THE PROPOSAL	6
RISK FACTORS	12
Risks if Sale of the TPV Business is not Approved	12
Risks if Sale of the TPV Business is Approved	12
FORWARD-LOOKING STATEMENTS	13
PROPOSAL ONE: TO APPROVE THE SALE OF THE THIRD PARTY VERIFICATION BUSINESS	14
Description of the TPV Business Sale	17
Other Material Terms of the Asset Purchase Agreement	19
Reasons for Engaging in the Sale of the TPV Business	20
Background, Past Contacts, and Negotiations	22
Vote Required for the Approval of the TPV Business Sale	23
Recommendation of the Board of Directors to Stockholders	23
CONFLICTS OF INTEREST; INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	24
ACCOUNTING TREATMENT OF THE TPV BUSINESS SALE	24
CERTAIN UNITED STATES TAX CONSEQUENCES OF THE TPV BUSINESS SALE	24
REGULATORY APPROVALS	25
PROPOSAL TWO: TO CHANGE THE NAME OF THE CORPORATION TO "FANATIC FANS, INC."	25
Vote Required	25
Recommendation of the Board of Directors to Stockholders	25
PROPOSAL THREE: TO APPROVE THE 2012 STOCK OPTION AND RESTRICTED STOCK PLAN 31	25
Vote Required	31
Recommendation of the Board of Directors to Stockholders	31
EXECUTIVE COMPENSATION	35
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS	36
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	44
Security Ownership of Certain Beneficial Owners and Management	44
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	46
STOCKHOLDER PROPOSALS	46
OTHER MATTERS	47
INDEX TO UNAUDITED FINANCIAL STATEMENTS OF THE THIRD PARTY VERIFICATION BUSINESS F-	F-1
EXHIBIT A - ASSET PURCHASE AGREEMENT
EXHIBIT B - 2012 STOCK OPTION AND RESTRICTED STOCK AGREEMENT

Calibrus, Inc.

1225 West Washington, Suite 213
Tempe, Arizona 85281

Proxy Statement
Special Meeting of Stockholders
To Be Held August 22, 2012

When used in this proxy statement, the terms "Calibrus," the "Company," "we," "our," or "us" refer to Calibrus, Inc. or Calibrus, Inc. and its subsidiaries, as appropriate in the context.

Solicitation, Execution and Revocation of Proxies

Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Calibrus, Inc. for use at the Special Meeting of Stockholders to be held on August 22, 2012 or any adjournment thereof at our offices located at 1225 West Washington, Suite 213, Tempe, Arizona 85281.

You are receiving this communication because you hold shares in Calibrus.  We have elected to provide access to our proxy materials by:  (i) sending you this full set of proxy materials, including the proxy statement and a proxy card; and (ii) notifying you of the availability of these proxy materials on the internet that you may download and print at www.colonialstock.com/Calibrus2012. We encourage you to review all of the important information contained in the proxy materials contained herein or accessed on website www.colonialstock.com/Calibrus2012 before voting.

All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated on a proxy returned to us, the shares will be voted FOR approval of the proposal to sell substantially all assets of our TPV Business, FOR approval of the amendment of our Articles of Incorporation to change our name to "Fanatic Fans, Inc." and FOR approval of the adoption of the 2012 Stock Option and Restricted Stock Plan. We are not aware of any other matter which may come before the special meeting.  If any other matters are properly presented at the special meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

When stock is in the name of more than one person, the proxy is valid only if signed by all such persons.  If the stockholder is a corporation, the proxy should be signed in the name of such corporation by the president or other authorized officer.  If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer’s full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

This proxy statement and the form of proxy that is enclosed are being mailed to our stockholders commencing on or about August 3, 2012.

A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to our corporate Secretary prior to the vote at the meeting, by written notice of revocation received by the Secretary prior to the vote at the meeting or by appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

In addition to the use of the mails, proxies may be solicited by personal conversations or by telephone, telex, facsimile or telegram by our directors, officers and regular employees.  Such persons will receive no additional compensation for such services.  Arrangements will also be made with certain brokerage firms and various other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of our common stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith.  We will bear all expenses incurred in connection with this solicitation.

The mailing address of our principal corporate office is 1225 West Washington, Suite 213, Tempe, Arizona 85281.

Summary of Proposed Asset Sale Terms

The following summary highlights the material terms of the proposed sale of substantially all of the assets of our hosted business solutions business segment (the "TPV Business"), including our third party verification service ("TPV"), which is our principal business, to Calibrus Hosted Business Solutions, LLC, an Arizona limited liability company ("CHBS" or the "Buyer"), and our use of the proceeds.  This summary does not contain all of the information that may be important for you to consider in evaluating the proposed sale.  We have included cross references to direct you to more complete information that appears elsewhere in this proxy statement.  You should read this entire proxy statement, the Asset Purchase Agreement and the other documents attached to this proxy statement in their entirety to fully understand the asset sale and its consequences to you before voting.  A copy of the Asset Purchase Agreement between us and the Buyer, dated June 15, 2012, governing the sale of the TPV Business is attached to this proxy statement as Exhibit A.

The Companies

Calibrus, Inc. is a technology based company established in 1999.  We have two business segments that leverage our technology capabilities.  We have provided hosted business solutions for approximately ten years.  Through this business segment, we provide TPV services, hosted call recording services and interactive voice response/voice recognition ("IVR/VRU") services to a number of telecom, cable and insurance companies. In our second business segment, we have developed Fanatic Fans ("Fanatic Fans"), a location-based, social media and networking application for smart phones, and JabberMonkey ("Jabbermonkey.com"), a social networking site.  Our website is www.Calibrus.com.

Calibrus Hosted Business Solutions, LLC, (the "Buyer" or "CHBS"), is a newly-formed Arizona limited liability company managed by Calibrus Management, LLC, an Arizona limited liability company, which entity owns an approximate 40% membership interest in CHBS.  CHBS was formed to acquire and operate the TPV Business. Neither we nor any of our officers, directors, principal shareholders or employees have any affiliation with CHBS.

Assets Transferred and Liabilities Assumed.  We are selling substantially all of the assets of our TPV Business, including substantially all of the related computers, equipment, licenses, customer lists, intellectual property and related agreements and contracts with our customers.  CHBS is offering employment to nearly all of the staff of the TPV Business.  See "Description of the TPV Business Sale — Assets Transferred and Liabilities Assumed" on page 16.

Purchase Price.  If the proposed sale to CHBS is consummated, CHBS has agreed to pay us an aggregate of $3,000,000, subject to adjustment pursuant to the terms of the Asset Purchase Agreement, of which $2,000,000 will be paid in cash at the closing, $500,000 may be paid in cash twelve months after the closing and $500,000 may be paid in cash eighteen months after the closing, subject to the following conditions:

On the closing date, CHBS will pay us $2,000,000 in cash, subject to adjustment for any amounts we owe to CHBS under an Amended and Restated Senior Multiple Advance Promissory Note, dated June 15, 2012 we executed in favor of CHBS (the "CHBS Note"), and a Senior Multiple Advance Promissory Note, dated June 15, 2012, we executed in favor of a third party (the "Third Party Note"). The CHBS Note and the Third Party Note are collectively referred to herein as the "Pre-Closing Note."  This initial $2,000,000 payment will be reduced by the amount, if any, outstanding and payable to CHBS under the Pre-Closing Note, which is $400,000 as of the date hereof, and the Pre-Closing Note will then be cancelled and treated as paid in full.

Within thirty days after the end of the twelve month period immediately following the closing date, CHBS has agreed to pay us $500,000 in cash (the "Twelve Month Payment"), subject to the adjustment below. Within such thirty-day period, CHBS will calculate the gross revenues received from all of the existing customers of the TPV Business as of the closing date and from six prospective customers of the TPV Business that we have actively engaged or can demonstrate proof of active engagement for new business (collectively, the "Business Customers") for the twelve-month period beginning on the Closing Date and ending on the last day of the twelfth month following the Closing Date (the "Twelve Month Revenue"). If the Twelve Month Revenue is equal to $3,500,000, then there will be no adjustment to the Twelve Month Payment. If the Twelve Month Revenue is less than $3,500,000, the Twelve Month Payment will be reduced by the amount of $1.25 for every $1.00 the Twelve Month Revenue is less than $3,500,000. If the Twelve Month Revenue is equal to or less than $3,100,000, CHBS will not owe the Twelve Month Payment to us. If the Twelve Month Revenue is greater than $3,500,000, the Twelve Month Payment will be increased by the amount of $0.20 for every $1.00 the Twelve Month Revenue is greater than $3,500,000 until the Twelve Month Revenue equals or exceeds $5,000,000, at which time no further payments will be due to us by CHBS under the Twelve Month Payment.

Within thirty days after the end of the eighteen month period immediately following the closing date, CHBS has agreed to pay us $500,000 in cash (the "Eighteen Month Payment"), subject to the adjustment below. Within such thirty-day period, CHBS will calculate the gross revenues received from the Business Customers for the twelve month period beginning on the first day of the seventh month following the closing date and ending at the end of the eighteenth month following the closing date (the "Eighteen Month Revenue").  If the Eighteen Month Revenue is equal to $3,500,000, then there will be no adjustment to the Eighteen Month Payment.  If the Eighteen Month Revenue is less than $3,500,000, the Eighteen Month Payment will be reduced by the amount of $1.25 for every $1.00 the Eighteen Month Revenue is less than $3,500,000.  If the Eighteen Month Revenue is equal to or less than $3,100,000, CHBS will not owe the Eighteen Month Payment to us. If the Eighteen Month Revenue is greater than $3,500,000, the Eighteen Month Payment will be increased by the amount of $0.20 for every $1.00 the Eighteen Month Revenue is greater than $3,500,000 until the Eighteen Month Revenue equals or exceeds $5,000,000, at which time no further payments will be due to us by CHBS under the Eighteen Month Payment.

Certain principal shareholders and officers of the Company have agreed to vote for the transaction at the special meeting of stockholders and to deal only with the Buyer in relation to the sale of the TPV Business.  These shareholders represent approximately 38% of the issued and outstanding common stock of the Company.

See "Description of the TPV Business Sale—Consideration to be Received" on page 17.

Conditions to the Transaction.  CHBS has the right to terminate the sale if certain conditions are not satisfied prior to closing, including the following:

•	our stockholders shall have approved the sale;

•	the TPV Business shall not have suffered a material adverse effect, as defined in the Asset Purchase Agreement, such as a major operational failure;

•	none of our material customers has terminated its relationship with us or notified us that it intends to do so;

•	receipt of all necessary government approvals and consents of all parties, including certain of our major customers, necessary to assign material contracts to CHBS; and

•	certain employees will have entered into employment agreements with CHBS.

See "Other Material Terms of the Asset Purchase Agreement — Conditions to the Closing" on page 19.

Representations and Warranties.  The Asset Purchase Agreement contains customary representations, warranties and covenants.  All representations and warranties will survive the closing and will expire on the second anniversary of the closing, with some customary exceptions.  See "Other Material Terms of the Asset Purchase Agreement — Representations and Warranties," on page 19.

Indemnification.  We have agreed to indemnify CHBS for losses and claims against it arising from our breach of any covenants or any representations or warranties in the Asset Purchase Agreement and other matters.  Our indemnity obligations are capped at the portion of the purchase price we have received under the Asset Purchase Agreement.  Our payment obligations only commence after CHBS has incurred the first $50,000 of claims otherwise eligible for indemnification. CHBS has agreed to similar indemnification obligations in favor of us. The indemnification threshold will not apply to Buyer’s right to offset the Twelve Month Payment or the Eighteen Month Payment due to us to the extent we breach any of our representations or warranties in the Asset Purchase Agreement.

See "Other Material Terms of the Asset Purchase Agreement —Indemnification" on page 19.

Termination Fees.  We must pay a termination fee of $250,000, plus all reasonable out of pocket expenses incurred by CHBS (including, without limitation, attorneys' fees) in an amount not to exceed $100,000, if we fail to close the transaction contemplated by the Asset Purchase Agreement in accordance with its terms after satisfaction or waiver of all required conditions to closing.

Post-Closing Agreements.  We have agreed that we will not, for a period of five years following the closing date (the "Restricted Period"), provide TPV services that compete with the TPV Business in any state in which CHBS conducts the TPV Business during the Restricted Period.  In addition, during the Restricted Period, we will not (i) hire or attempt to hire away any employee of CHBS or the TPV Business or persuade any such employee to leave employment with CHBS or the TPV Business; (ii) solicit, divert, or take away, or attempt to solicit, divert or take away, the business of any person with whom CHBS or the TPV Business has established, or are actively seeking to establish a business or customer relationship with respect to competing services or products; (iii) accept the business or customer relationship of any person with whom CHBS or the TPV Business has established, or are actively seeking to establish, a business or customer relationship with respect to competing services or products; or (iv) solicit, induce or attempt to induce any salesperson, distributor, supplier, vendor, manufacturer, representative, agent, or other person transacting business with CHBS or the TPV Business to terminate their relationship or association with CHBS or the TPV Business, or to represent, distribute or sell services or products in competition with the business of CHBS or the TPV Business. See "Other Material Terms of the Asset Purchase Agreement — Conditions to the Closing" on page 19 and "Noncompetition and Nonsolicitation Agreements" on page 20.

In connection with the completion of the Asset Purchase Transaction, CHBS will assume the lease for the business premises where the TPV Business is currently operated and it is expected that CHBS will continue operating the TPV Business in such location.  Calibrus will relocate its business after the closing.

None of our officers, directors, principal shareholders or employees has any affiliation with CHBS.

After the closing of the proposed transaction, of our four executive officers, only Mr. Tom Harker, our chief technology officer, will become an employee of CHBS and have no affiliation with us.  Our other three executive officers, Mr. Jeff Holmes, our Chairman and Chief Executive Officer, Mr. Greg Holmes, our President, and Mr. Kevin Asher, our Chief Financial Officer, will remain our officers and continue in such positions as we transition our operations to social media and Fanatic Fans.  They will have no affiliation with CHBS after the closing.

The members of our board of directors will continue as our directors and are not and after the closing, will not be, affiliated with CHBS.

Questions and Answers about these Proxy Materials and Voting

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the special meeting of stockholders.  You are invited to attend the special meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the special meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

What am I being asked to vote upon?

We are asking each stockholder to vote in favor of a transaction in which we will sell substantially all of the assets of our TPV Business to CHBS for $3,000,000 in cash, subject to adjustment pursuant to the terms of the Asset Purchase Agreement, less the principal amount of the Pre-Closing Note.

This sale may constitute a sale of substantially all of our assets for the purposes of Nevada law, which governs our corporate matters.  Accordingly, the sale is being submitted to stockholders for approval pursuant to §78-565 of the Nevada Corporation Law.  See the unaudited financial statements of the TPV Business beginning on page F-1.

In addition, we are asking each stockholder to vote in favor of (i) a change of our name from “Calibrus, Inc.” to “Fanatic Fans, Inc.” to more accurately reflect our new business concentration of developing Fanatic Fans, our social media initiative; and (ii) approval of the adoption of our 2012 Stock Option and Restricted Stock Plan.

Why has the Board decided to sell the TPV Business?

Our Board of Directors decided that it is in the best interests of Calibrus to sell the TPV Business.  We are currently devoting our funds and efforts in two lines of business:  the TPV Business and Fanatic Fans, our social media initiative.  We believe we should focus our efforts solely on developing and commercializing Fanatic Fans and that there is significant opportunity in the social media and mobile social markets.  The sale of our TPV Business will help us fund Fanatic Fans, allow us to focus our efforts, resources and management time on Fanatic Fans, as well as allow us to explore complimentary or other opportunities that may arise in the social media market from time to time.  See "Proposal One: To Approve the Sale of the TPV Business — Reasons for Engaging in the Sale of the TPV Business" on page 20.

What will Calibrus receive in exchange for the TPV Business?

CHBS will pay us $3,000,000 in cash, subject to adjustment pursuant to the terms of the Asset Purchase Agreement, less the principal amount of the Pre-Closing Note.

What will the stockholders receive if the asset sale is approved and closes?

We will make no distributions to our stockholders from the proceeds of the sale of the TPV Business.  Rather, we will use the sale proceeds primarily to fund Fanatic Fans and pay certain  outstanding obligations.

What was the process by which Calibrus chose to sell the TPV Business to CHBS?

We explored a variety of strategic alternatives to continue to fund our social media initiative through the revenue generated by our existing TPV Business.  After reviewing our available alternatives, our Board of Directors directed us to pursue the sale of our TPV Business with the help of our financial advisor, MCA Financial Group.  In a process spanning 12 months, during which we approached 25 different potential buyers, we received one indication of interest and, after additional negotiations, our Board of Directors concluded in June 2012 that a transaction with CHBS represented the best value for selling the TPV Business under the circumstances.   See "Proposal One: To Approve the Sale of the TPV Business —Reasons for Engaging in the Sale of TPV Business" on page 20.

What will be the management structure of Calibrus after the sale?

Jeff W. Holmes, our Chairman and CEO, Greg Holmes, our President, and Kevin Asher, our Chief Financial Officer, are expected to remain after the sale.  All of our other employees who are currently directly involved with the social media program are expected to remain with us immediately after the sale.  We expect that immediately after closing we will have approximately five employees.  Our administrative staff will report to Greg Holmes.  Greg Holmes and Kevin Asher will report to Jeff Holmes, our Chairman and CEO.

What are the risks of the proposed asset sale?

If the stockholders approve the sale of the TPV Business and the sale is consummated, we will be selling our only revenue and cash flow producing business and become less diversified.  We will then be a social media company.  Fanatic Fans, our social media business, will require a substantial investment.  Our investment in Fanatic Fans is high risk, but has the potential for significant return if it is successful.  Our available resources, even after the sale of the TPV Business, will not be sufficient to fund completely the development and commercialization of Fanatic Fans.  We will require substantial additional funding for it.  We do not have any commitments for such funding.  Further, even if we do obtain such funding, there can be no assurance that the terms will be favorable to us.  See "Risk Factors" on page 12.

What will occur if the sale transaction is not approved?

If our stockholders do not approve the sale of the TPV Business, we will not consummate the sale.  We will continue to operate our TPV Business and re-evaluate our strategic alternatives.

What are the federal tax consequences of the asset sale to Calibrus?

Although we will recognize taxable income in connection with our sale of our TPV Business to CHBS, a portion of this taxable income will be offset to the extent of our current year losses from operations plus available net operating loss carry forwards from prior years.  As of March 31, 2012, we believe that we have approximately $6,890,000 of current year losses from operations plus available net operating loss carry forwards from prior years.  However, due to certain rules imposing limits on the availability of net operating losses under the federal alternative minimum tax system, a portion of this taxable income may be subject to the federal alternative minimum income tax.

Am I entitled to appraisal or dissenter’s rights?

No. Stockholders are not entitled to any dissenter’s or appraisal rights with respect to the sale of the TPV Business under Nevada law or our Articles of Incorporation.

Where and when is the special meeting?

The special meeting will be held on Wednesday, August 22, 2012 at 10:00 a.m. local time, at our offices at 1225 West Washington, Suite 213, Tempe, Arizona 85281.

Who can vote at the special meeting?

Only holders of our common stock at the close of business on July 13, 2012, the record date, may vote at the special meeting or any adjournment or postponement of the special meeting.  On July 13, 2012, 13,858,580 shares of our common stock were issued and outstanding. Each stockholder is entitled to one vote per share. The presence, in person or by proxy, of a majority of those shares will constitute a quorum at the special meeting.

Stockholder of Record:  Shares Registered in Your Name

If on July 13, 2012, your shares were registered directly in your name with our transfer agent, Colonial Stock Transfer, then you are a stockholder of record. As a stockholder of record, you may vote in person at the special meeting or vote by proxy. Whether or not you plan to attend the special meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on July 13, 2012, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

What is a "quorum"?

To vote on proposals at the special meeting, a quorum must be present. A quorum requires the presence, in person or by proxy, of the holders of at least a majority of the votes entitled to be cast at the meeting.  Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.  A broker non-vote occurs when you fail to provide voting instructions to your broker for shares that your broker holds on your behalf in a nominee name, which is commonly referred to as holding your shares in "street name."  Under those circumstances, your broker may be authorized to vote for you on some routine items but is prohibited from voting on other items.  Those items for which your broker cannot vote result in broker non-votes.

How do I vote?

You may vote by proxy or in person at the special meeting.  To vote by proxy, please complete, sign, date and return your proxy card in the postage-prepaid envelope that we have provided. For each of the matters to be voted on at the special meeting, you may vote "For" or "Against" or you may abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the special meeting or vote by proxy using the enclosed proxy card. Proxies may also be authorized by telephone or over the internet by following the instructions on the proxy card. If you vote by telephone or internet, you do not have to mail in your proxy card. Whether or not you plan to attend the special meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the special meeting and vote in person even if you have already voted by proxy.

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

•	To vote by telephone or over the internet, follow the instructions on the proxy card.

•
To vote in person, come to the special meeting and we will give you a ballot when you arrive. If you submit your vote in person, any previous votes that were submitted by you will be superseded by the vote that you cast at the special meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock that you own as of July 13, 2012.

How do proxies work?

Giving your proxy means that you authorize us to vote your shares at the special meeting in the manner you direct.  If you sign, date and return the enclosed proxy card but do not specify how to vote, we will vote your shares

(i)            FOR the sale of substantially all of the assets of the TPV Business;

(ii)           FOR the change of our name from "Calibrus, Inc." to "Fanatic Fans, Inc." and

(iii)          FOR the approval of the adoption of the 2012 Stock Option and Restricted Stock Plan.

We do not know of any other matters that will be brought before the special meeting.  If, however, other matters are properly brought before the special meeting, we will vote your proxy on those matters as determined by the person identified on the proxy card as your proxy.

How do I revoke my proxy?

You may revoke your proxy at any time prior to the special meeting by:

•	notifying the Secretary of Calibrus at our offices at 1225 West Washington, Suite 213, Tempe, Arizona 85281, in writing that you are revoking your proxy;

•	providing another signed proxy that is dated after the proxy you wish to revoke;

•	using the telephone or internet voting procedures; or

•	attending the special meeting and voting in person. Simply attending the meeting will not, by itself, revoke your proxy.

If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

What happens if I choose not to submit a proxy or to vote?

If you do not submit a proxy and do not vote at the special meeting, it will have the same effect as a vote AGAINST (i) approval of the sale of the assets of the TPV Business, and (ii) the change of our name from "Calibrus, Inc." to "Fanatic Fans, Inc."; and an abstention regarding the adoption of the 2012 Stock Option and Restricted Stock Plan.

How many votes are required to approve the sale of the TPV Business?

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is necessary for approval of the sale of the TPV Business.  For this purpose, if you do not return your proxy or if you vote to “abstain” on this proposal, your action will have the same effect as if you voted AGAINST the proposal.  If you return a signed and dated proxy card without making any voting selections, your shares will be voted FOR this proposal. Broker non-votes also will have the same effect as a vote AGAINST the proposal.

How many votes are required to approve the change of our name to “Fanatic Fans”?

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is necessary to amend our Articles of Incorporation and change our name from “Calibrus, Inc.” to “Fanatic Fans, Inc.”  For this purpose, if you do not return your proxy or if you vote to “abstain” on this proposal, your action will have the same effect as if you voted AGAINST the proposal.  If you return a signed and dated proxy card without making any voting selections, your shares will be voted FOR this proposal. Broker non-votes also will have the same effect as a vote AGAINST the proposal.

How many votes are required to approve the adoption of the 2012 Stock Option and Restricted Stock Plan?

The affirmative vote of a majority of the outstanding shares of common stock voted at the meeting is necessary for the approval of the adoption of the 2012 Stock Option and Restricted Stock Plan.  If you return a signed and dated proxy card without making any voting selections, your shares will be voted FOR this proposal.  Thus, if you are not a record holder, you must provide voting instructions to the record holder of the shares in accordance with its requirements in order for your shares to be properly voted on this matter.  If you beneficially own your shares in street name and you do not instruct your bank or broker how to vote in this matter, no votes will be cast on your behalf.

Who pays for this proxy solicitation?

Our Board of Directors is soliciting your proxy.  We will pay the expenses of preparing and distributing this proxy statement and soliciting proxies, including the reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to beneficial owners. In addition, the Company may retain an outside firm to assist in the solicitation of proxies for a fee.

Where can I find more information about Calibrus and this proposal?

You can get more information about us by inspecting our annual, quarterly and other reports which we file with the U.S. Securities and Exchange Commission, by copying them at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549 or by calling the SEC at 1-800-SEC-0330 (the “SEC”).  You can obtain these reports from the SEC website at www.sec.gov through the EDGAR system or by contacting us directly at the address and telephone number below.

If you have other questions about the proposal or the special meeting you can contact us at the following address:

Calibrus, Inc.
Attn: Investor Relations
1225 West Washington, Suite 213
Tempe, Arizona 85281
(602) 778-7500

The information contained or incorporated in this proxy statement constitutes the information we believe you should rely on in deciding how to vote on the proposal.  We have not authorized anyone to provide you with information that is different from what is contained or incorporated in this proxy statement.  This proxy statement is dated July 31, 2012.  You should not assume that the information contained in this proxy statement is accurate as of any date other than this date.  See “Incorporation of Certain Documents by Reference” on page 46.

Risk Factors

Risks if Sale of the TPV Business is not approved

If the sale of the TPV Business is not approved, we will continue to operate the TPV Business unless and until we are able to negotiate another transaction that the Board of Directors believes is in the best interest of the stockholders and the Company.  As discussed below under “Proposal To Approve the Sale of the TPV Business – Reasons for Engaging in the Sale,” the Board of Directors believes that we will need additional funding to continue the development and commercialization of Fanatic Fans while still making the necessary management effort and investment in the TPV Business to maintain our profitability and to attempt to stem the erosion of the TPV Business due to the decline in volume of TPV calls.  To the extent that we do not obtain needed capital through the sale of the TPV Business, we will have to obtain it through the issuance of additional debt or equity, by entering into joint ventures or other arrangements under which we may share our ownership in Fanatic Fans, or through other means, any one of which may reduce the value, perhaps substantially, of Fanatic Fans to us.  We plan to concentrate our efforts in social media on Fanatic Fans rather than JabberMonkey.  We intend to sell JabberMonkey or obtain a joint venture, partner or other arrangement for it.  There can be no assurance that we will be successful in this regard.  Even if we sell the TPV Business, we will not have the financial resources to fund completely the development and commercialization of Fanatic Fans and thus will require additional funding.  There is no guarantee that we will be able to obtain such funding or obtain it on terms acceptable to us.

Risks if the Sale of the TPV Business is approved

The sale might not be consummated even though the stockholders approve the sale.

Stockholder approval is only one of the closing conditions.  If the remaining closing conditions are not satisfied or waived, including but not limited to the consent of our key TPV customers, the sale might not be consummated, even if the stockholders approve the sale.

By completing the sale of the TPV Business, we will become less diversified.

By selling our TPV Business, we will be divesting ourselves of our only business segment that is generating revenue and cash flow.  We will become a pure social media company focused on the development and commercialization of Fanatic Fans.  We may also invest in or acquire other social media businesses or technologies in the future if an attractive opportunity presents itself, if we have sufficient capital to explore them, but we have no current opportunities or specific plans to do so at this time.  The sale of our TPV Business increases our business risk because we will be less diversified than before such sale and because we do expect that Fanatic Fans, our remaining business, will not generate any revenue in the immediate future.

After the sale of the TPV Business, we will become a pure social networking company in a highly competitive field with high investment costs and high risks.

After the sale, we will be a social media company.  We must still complete certain development of Fanatic Fans before we can make a full commercial launch of it to the public.  We must achieve a certain level of users of Fanatic Fans before it can be monetized and produce revenue for us.  We will have to raise substantial additional capital to drive users and merchants to Fanatic Fans and eventually generate revenues and reach profitability, if ever.   We will be dependent upon selling advertisements and finding other ways to monetize our users by selling add-on services from merchants and third party service providers.  For a social application or site to be able to sell advertisements, it must first attract a sufficient number of users to gain the interest of advertisers in buying ads and offering products on the site or the application.  It will take time, management effort and capital to attract users to Fanatic Fans.

There can be no assurance that any users will come.  These timeframes, along with the general state of development create additional uncertainty as to the potential success of Fanatic Fans.  The application may not work as we plan and even if it does, there can be no assurance that an economically viable level of users will come, that advertisers will want to advertise or that we can monetize it.  Therefore, it will be costly to maintain the application and market it to attract users and advertisers.

Need for Additional Capital.

We will require capital in addition to the proceeds received from the sale of the TPV Business to accomplish our business plan for Fanatic Fans.  Traditional forms of financing, such as bank loans, are not available to us.  We anticipate that it will be difficult to raise capital from other sources and the terms upon which we may be able to do so may not be favorable.  This may result in substantial dilution to current stockholders.  There can be no assurance that we will be able to raise the required capital to develop and commercialize Fanatic Fans.

Forward-Looking Statements

When used in this proxy statement, the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.  Actual results may differ materially from those contemplated in forward-looking statements and projections.  Risks and uncertainties that may cause such differences include, but are not limited to, our ability to close the sale of the TPV Business, the effects on us if the sale is not completed, and other risk factors detailed under "Risk Factors," above and in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarter ended March 31, 2012.

Proposal One:   To approve the sale of the TPV Business

If the sale of our TPV Business is approved by our stockholders, we intend to complete the sale of substantially all of the assets of the TPV Business to CHBS under the terms of the Asset Purchase Agreement.  We plan to use the net proceeds of the sale to fund the development and commercialization of Fanatic Fans, our mobile social smart phone application or "app," pay certain outstanding obligations, and possibly explore other opportunities in social media or complementary technologies that may arise from time to time, provided that we have sufficient capital.  A detailed description of the TPV Business sale and related information is included in this proxy statement.  Descriptions of the TPV Business sale in this proxy statement are qualified in their entirety by reference to the Asset Purchase Agreement attached to this proxy statement as Exhibit A.  Stockholders are encouraged to read the Asset Purchase Agreement in its entirety.

Calibrus, Inc.

Through our Hosted Business Solutions, we provide TPV Services, Hosted Call Recording Services and Interactive Voice Response/Voice Recognition Unit ("IVR/VRU") Services to telecom, cable and insurance companies.  We estimate that we have processed over 50 million live agent calls/recordings and five million IVR calls/recordings to date serving these companies.

Through our technology we provide fully-integrated live voice, data, and automated services and combinations of services from a unified platform.  Our  processes and functionality allow our IT staff to design and build systems to satisfy clients’ process requirements.  Our technology allows us to develop and build customized web-based solutions incorporating call recording, “click to call” and voice message broadcast functionality.

Products and Services - Hosted Third Party Verification (TPV) Services

Our TPV service is easy to use and we offer TPV service through both live operator and IVR/VRU.  Our Live Operators process thousands of TPV calls daily.  Live Operator TPV has been the solution of choice for several of our largest customers.  Live operators offer the best customer experience and typically higher success rates over IVR/VRU solutions.  Our Automated IVR/VRU solution offers a low-cost alternative to a live voice agent while ensuring compliance with both FCC and State PUC ("Public Utility Commission") TPV requirements. Our IVR systems feature intuitive scripting to automatically ensure the correct questions are asked. Our custom IVR solutions enable a client’s customers to easily opt-out to a live agent at any time if they require personal attention.

TPV is the confirmation of a customer’s order by an independent third party.  This process protects both the customer and the company selling services from fraud and slamming/cramming of products onto their lines.  Slamming is the practice of customers being switched from one company to another without their approval, and sometimes without any knowledge whatsoever until they received their bill.  In response to slamming, legislation was enacted that required companies that were changing a customer’s dial tone or long distance to their services would have to first obtain the customer’s approval.   In the TPV process, once the sale has been made, the customer is transferred to an independent third party, such as us, that will read a pre-determined script including questions to which the customer will answer yes or no.

Our automated IVR verification method provides customers with a pre-determined script to comply with each client’s unique verification requirements.  In addition to our automated TPV services, we also offer Live Operator TPV Service.  When customers want to provide live interactions with ultimate flexibility, our Live Operator Services can be used in conjunction with our automated TPV services or as a standalone service.

TPV revenue accounted for approximately 98.5% of our total revenue in 2011, of which 77.1% was derived from Live Operator services and 21.6% was derived IVR/VRU services.  Our TPV services are priced on per transaction or per minute usage.

Other Services

We also offer Live Agent VOIP Verifications, Automated IVR Verifications as a low-cost alternative to a live voice agent that still complies with TPV requirements of both the FCC and State PUC.  Customers can easily opt-out to a live agent at any time if they require personal attention.

We also offer Hosted Call Recording, Hosted Call Recording for the Insurance Industry, Click-To-Call Services known as "ClickTalk," Call Center Services and SpeechTrack.com as additional solutions for various customer needs.

Fanatic Fans

In the second half of 2010 we commenced development of Fanatic Fans, a location based social media/networking application for smart phones.  The Fanatic Fans application has been live on the Apple App Store and Android Marketplace since April 2011.

Fanatic Fans will inform its users about upcoming live events in the sports and music industries by giving users the ability to interact with live events, share their experiences, and earn rewards for attending sports and other live events.   Users can browse a calendar of upcoming events that can be segmented by region, artist or team.  Users can get detailed information on the event and discuss the event with other fans.  While at an event users can share their experiences with the social networks Facebook and Twitter and communicate with other people at the event.  Users can unlock virtual awards and earn virtual points in recognition of attending events.  Within their profile users can browse and view the items they have unlocked and receive news on their favorite artists.  Finally, users can redeem their virtual points for food/drinks, apparel and purchase event tickets in the application award section.

Fanatic Fans will reward users for their support of their favorite sports teams, music artists or bands.  National and local businesses will be able to market to fans who attend the events by listing promotions (goods and services) on our application.  Businesses can list their promotions, users can view and redeem these promotions and offers.   Fanatic Fans plans to offer contests and provide recognition to the most avid users of our application.

Functionality of Fanatic Fans

When a user is at an event the application automatically determines the event or show he or she is attending using the phone's GPS.  The user can view information on the show or event.  Users can make comments about upcoming events on a forum that also allows fans to interact with one another while at the show or event.  The comments of users can go directly to Facebook and Twitter if the user chooses to link his Fanatic Fans account.  Users can check in while attending an event.  By checking in the user will unlock a virtual award that can also be published to Facebook and Twitter.  Users also earn virtual currency by checking into a location.  After checking in the user can return to the comments page where they can continue to read and add comments about the show or event.

When users are not at a show they may use Fanatic Fans to locate upcoming shows or events.  Users may browse a calendar of all upcoming shows and sort by location and the artists that they follow.  Users can get information on the show, including time, location, and performing artists, or sporting or other events.  Users may view tips created by other members and add tips of their own.  Finally, users can confirm that they are planning to attend an event and tell their friends by publishing to Facebook and Twitter.

Fanatic Fans features a profile page that allows users to view their past activity within the app and receive news updates on their favorite artists or sports team.  They are able to view all of the awards that they have unlocked, and all the shows or events that they have attended.  They also will receive the latest news posts of their favorite music artist, athlete or team.  Finally, users can adjust their personal settings from their profile, including which artists or team they wish to follow, their home town, and their Facebook and Twitter account information.  Vendors and businesses can list promotions for users to redeem Fanatic Fan virtual points and users can buy tickets to live events through a third party.

Fanatic Fans Website

Live event content posted by users through Fanatic Fans is also available on the Fanatic Fans website.  Comments, pictures and videos uploaded to the Fanatic Fans app by fans using their mobile phone attending live events are instantly saved on the FanaticFans.com website.  Users can watch videos, view pictures and learn what people are saying about live sports or music events in real-time.  As fans express and share their excitement, other users can join in and make comments, upload pictures and videos before, during and after the live event and share to Facebook and Twitter.

Additionally, users of the FanaticFans.com website can view a complete listing of discount offers by merchants on food, drinks, merchandise and tickets.  Users can check on all upcoming sports and music events in their area and other cities around the nation and review all of their live event comments, pictures and videos in their profile pages.

Facebook Application for Fanatic Fans

The Fanatic Fans application in Facebook allows sports and music fans to view user generated content and experience the live event on Facebook with the Fanatic Fans Facebook app.  The Fanatic Fans Facebook app allows Facebook users to access all live event sports and concert content without ever having to leave Facebook.  Users can see photos and videos that fans have taken of their favorite sports team and/or music artist in real-time and learn what they thought of the game or concert.

Facebook users can see their favorite live events through the Fanatic Fans Facebook app.  The Fanatic Fans app features a calendar of all sports and music events by region.  Users can look up the location and time of an event and get a map with directions showing them exactly how to get there.  When a user sees an event he is interested in he can share it with his Facebook friends, buy tickets to the event, make comments, post videos and pictures before, during, and after the event.

Facebook users can earn rewards for attending their favorite live events and using the Fanatic Fans Facebook or mobile applications.  Facebook users will be able to access a complete listing of merchant discount offers on food, drinks, merchandise and tickets and look up discounts nearby and redeem rewards using the Fanatic Fans mobile application.

Competition

Through Fanatic Fans we will be entering one of the fastest growing segments of location based social networking and as such we will face intense competition from applications, such as Foursquare and Gowalla.  Many of the competitors in this space are well financed and have the advantage of having already captured consumers who may be unwilling to switch to a new application.  We have no intellectual property protection and are only now preparing preliminary patent and trademark filings.  We do not know if any of our filings will lead to actually receiving provisional patents or final patents or trademarks.

Start-ups, such as SuperGlued and Flow'd, are recognizing the opportunities presented in specific market verticals related to check-in.  We believe that niche strategy is likely to be the next wave in location-based social-networking and that arena offers the greatest opportunity for frequent sustained usage, although we can offer no assurances in this regard.

Marketing

Our marketing plan is to develop awareness of Fanatic Fans by cultivating partnerships with universities, utilizing traditional advertising mediums and implementing web 2.0 marketing techniques with the goal of delivering Fanatic Fans to the right people at the right place.  We plan to use in-house personnel and outside agencies to make Fanatic Fans relevant to its target audience, subject to having sufficient capital.  Fanatic Fans is a global application, but our marketing strategies will initially be very targeted to just several geographic locations.

Revenue Model

Our initial revenue model will be based on advertising.  As such, we do not anticipate any revenue for some time.  We also intend to generate revenue from monthly fees for businesses listing promotions in the application.  In order to sell advertisements or charge monthly fees, we will need to have a certain level of users.

Finally, we intend to partner with one or more ticket companies in order to achieve a revenue share agreement for tickets sold for live events through the Fanatic Fans application.  To be able to achieve a revenue share agreement, we will need to have a certain level of users on the app.  If we are not able to attract sufficient users, it may be unlikely that we can achieve a revenue share agreement with any ticket company.

JabberMonkey

We closed the alpha testing phase of development of our JabberMonkey website during December 2009.  The site reached the beta testing phase in the first part of December, 2009 and ran through November 2010.  The first non-beta version of the website went into operation in December 2010.  We have not aggressively marketed the website due to a lack of sufficient capital and our plan to pursue the development and commercialization of Fanatic Fans.  We are maintaining the JabberMonkey website, but our intent is to sell it or enter into a joint venture, partnership or similar arrangement with a third party to formally launch and commercialize it.  There can be no assurance that we will be successful in this regard.

CHBS

Calibrus Hosted Business Solutions, LLC, (the "Buyer" or "CHBS"), is a newly-formed Arizona limited liability company managed by Calibrus Management, LLC, an Arizona limited liability company, which entity owns an approximate 40% membership interest in CHBS.  CHBS was formed to acquire and operate the TPV Business. Neither we nor any of our officers, directors, principal shareholders or employees of Calibrus have any affiliation with CHBS.

Description of the TPV Business Sale

On June 21, 2012, we announced that we had entered into an Asset Purchase Agreement to sell our TPV Business to CHBS.  Upon the closing of the asset sale, we will assign and CHBS will assume and agree to perform those obligations outstanding on or arising after the closing date relating to the operation of the TPV Business.  See unaudited financial statements of the TPV Business beginning on Page F-1.

Consideration to be Received.  If the proposed sale to CHBS is consummated, CHBS has agreed to pay us an aggregate of $3,000,000, subject to adjustment pursuant to the terms of the Asset Purchase Agreement, of which $2,000,000 will be paid in cash at the closing, $500,000 may be paid in cash twelve months after the closing and $500,000 may be paid in cash eighteen months after the closing subject to the following conditions:

On the closing date, CHBS will pay us $2,000,000 in cash, subject to adjustment for any amounts we owe to CHBS under an Amended and Restated Senior Multiple Advance Promissory Note, dated June 15, 2012, in favor of CHBS, as holder (the "CHBS Note"), and a Senior Multiple Advance Promissory Note, dated June 15, 2012, we executed in favor of a third party, as holder (the "Third Party Note") (the CHBS Note and the Third Party Note are collectively referred to herein as the "Pre-Closing Note").  This initial $2,000,000 payment will be reduced by the amount, if any, outstanding and payable to CHBS under the Pre-Closing Note, which is $400,000 as of the date hereof, and the Pre-Closing Note will then be cancelled and treated as paid in full.

Within thirty days after the end of the twelve month period following the closing date, CHBS has agreed to pay us $500,000 in cash (the "Twelve Month Payment"), subject to the adjustment below. Within such thirty-day period, CHBS will calculate the gross revenues received from all of the existing customers of the TPV Business as of the closing date and from six prospective customers of the TPV Business that we have actively engaged or can demonstrate proof of active engagement for new business (collectively, the "Business Customers") for the twelve-month period beginning on the Closing Date and ending on the last day of the twelfth month following the Closing Date (the "Twelve Month Revenue"). If the Twelve Month Revenue is equal to $3,500,000, then there will be no adjustment to the Twelve Month Payment. If the Twelve Month Revenue is less than $3,500,000, the Twelve Month Payment will be reduced by the amount of $1.25 for every $1.00 the Twelve Month Revenue is less than $3,500,000. If the Twelve Month Revenue is equal to or less than $3,100,000, CHBS will not owe us the Twelve Month Payment.  If the Twelve Month Revenue is greater than $3,500,000, the Twelve Month Payment will be increased by the amount of $0.20 for every $1.00 the Twelve Month Revenue is greater than $3,500,000 until the Twelve Month Revenue equals or exceeds $5,000,000, at which time no further payments will be due to us under the Twelve Month Payment.

Within thirty days after the end of the eighteen month period immediately following the closing date, CHBS has agreed to pay us $500,000 in cash (the "Eighteen Month Payment"), subject to the adjustment below. Within such thirty-day period, CHBS will calculate the gross revenues received from the Business Customers for the twelve month period beginning on the first day of the seventh month following the closing date and ending at the end of the eighteenth month following the closing date (the "Eighteen Month Revenue").  If the Eighteen Month Revenue is equal to $3,500,000, then there will be no adjustment to the Eighteen Month Payment.  If the Eighteen Month Revenue is less than $3,500,000, the Eighteen Month Payment will be reduced by the amount of $1.25 for every $1.00 the Eighteen Month Revenue is less than $3,500,000.  If the Eighteen Month Revenue is equal to or less than $3,100,000, CHBS will not owe us the Eighteen Month Payment.  If the Eighteen Month Revenue is greater than $3,500,000, the Eighteen Month Payment will be increased by the amount of $0.20 for every $1.00 the Eighteen Month Revenue is greater than $3,500,000 until the Eighteen Month Revenue equals or exceeds $5,000,000, at which time no further payments will be due to us under the Eighteen Month Payment.

Certain principal shareholders and officers of the Company have agreed to vote for the transaction at the special meeting of stockholders and to deal only with the Buyer in relation to the sale of the TPV Business.  These shareholders represent approximately 38% of the issued and outstanding common stock of the Company.

Assets Transferred and Liabilities Assumed. We are selling and transferring substantially all of the assets of our TPV Business (other than cash and accounts receivable), which includes computers, equipment, licenses, customer lists, rights to intellectual property and related contracts and agreements. CHBS will assume our obligations under the assumed contracts and will agree to perform our obligations under all of TPV Business contracts with our TPV customers.  CHBS also is hiring substantially all of the TPV Business’ staff and assuming or otherwise relieving us of related employee obligations.  However, any obligation not expressly assumed by CHBS pursuant to the Asset Purchase Agreement will remain our responsibility, which will include obligations related to any employee severance payments, change-in-control severance payments, worker’s compensation claims, stock options, taxes, liabilities related to excluded assets and undisclosed or contingent liabilities, if any.

Other Material Terms of the Asset Purchase Agreement

Representations and Warranties. The Asset Purchase Agreement contains customary representations and warranties we are making to CHBS relating to, among other things:

•	due organization and good standing;

•	ownership of the TPV Business;

•	corporate authority to enter into the Asset Purchase Agreement;

•	the accuracy of financial statements;

•	absence of certain liabilities;

•	compliance with laws;

•	absence of material changes or events;

•	tax matters;

•	environmental matters;

•	employee matters;

•	insurance matters;

•	our customers;

•	absence of liabilities related to employee benefit plans;

•	absence of litigation;

•	matters related to the amount and condition of the TPV Business, including intellectual property and other intangible assets; and

•	matters related to contracts and commitments.

CHBS has made representations and warranties to us regarding its legal capacity and authority to enter into and perform its obligations under the Asset Purchase Agreement, its financing commitment regarding the sale and the lack of required consents or approvals.  The representations and warranties of CHBS and us expire at the two-year anniversary of the closing.

Conditions to the Closing.  The closing of the sale will be held promptly after approval by our stockholders and the satisfaction of all other conditions to closing.  The obligation of CHBS to purchase the assets of the TPV Business is subject to various conditions, which must be satisfied prior to September 7, 2012, including the following:

•	our representations and warranties must be true and correct on the closing date;

•	the TPV Business shall not have suffered, a material adverse effect, as defined in the Asset Purchase Agreement, such as any adverse changes in the laws relating to the TPV Business;

•	that none of our material customers of the TPV Business has terminated its relationship with us or notified us that it intends to do so;

•	receipt of all necessary government approvals and the consent of all parties necessary to transfer and assign material TPV Business contracts;

•	approval by our stockholders of the sale of the TPV Business; and

•	certain employees will have entered into employment agreements with CHBS.

•	Indemnification. We have agreed to indemnify CHBS for any losses and claims against it arising from:

•	our breach of any covenants or any representations or warranties in the Asset Purchase Agreement;

•	any liabilities we have agreed to retain;

•	any of the assets CHBS did not purchase;

•	some claims arising out of conduct that occurred prior to the closing; and

•	taxes.

Our indemnity obligations are capped at the portion of the purchase price we have received under the Asset Purchase Agreement.  Our payment obligations only commence after CHBS has incurred the first $50,000 of claims otherwise eligible for indemnification. CHBS has agreed to similar indemnification obligations in favor of us. The indemnification threshold will not apply to the Buyer’s right to offset the Twelve Month Payment or the Eighteen Month Payment due to us to the extent we breach any of our representations or warranties in the Asset Purchase Agreement.

CHBS has agreed to indemnify us for any of our losses resulting from any inaccuracy in or breach or nonperformance of any of CHBS’ representations, warranties, covenants or agreements, its conduct and operation of the TPV Business after the closing and its failure to pay, perform or otherwise discharge the liabilities it agreed to assume as part of its purchase of the TPV Business.

Termination and Breakup Fee.  We must pay a termination fee of $250,000, plus all reasonable out of pocket expenses incurred by CHBS (including, without limitation, attorneys' fees) in an amount not to exceed $100,000, if we fail to close the transaction contemplated by the Asset Purchase Agreement in accordance with its terms after satisfaction or waiver of all required conditions to closing.

Noncompetition and Nonsolicitation Agreements.  We have agreed that we will not, for a period of five years following the closing date (the "Restricted Period"), provide TPV services that compete with the TPV Business in any state in which CHBS conducts the TPV Business during the Restricted Period.  In addition, during the Restricted Period, we will not (i) hire or attempt to hire away any employee of CHBS or the TPV Business or persuade any such employee to leave employment with CHBS or the TPV Business; (ii) solicit, divert, or take away, or attempt to solicit, divert or take away, the business of any person with whom CHBS or the TPV Business has established, or are actively seeking to establish a business or customer relationship with respect to competing services or products; (iii) accept the business or customer relationship of any person with whom CHBS or the TPV Business has established, or are actively seeking to establish, a business or customer relationship with respect to competing services or products; or (iv) solicit, induce or attempt to induce any salesperson, distributor, supplier, vendor, manufacturer, representative, agent, or other person transacting business with CHBS or the TPV Business to terminate their relationship or association with CHBS or the TPV Business, or to represent, distribute or sell services or products in competition with the business of CHBS or the TPV Business.

Reasons for Engaging in the Sale of the TPV Business

Our Board of Directors believes that the proposed sale of the TPV Business to CHBS under the terms of the Asset Purchase Agreement is in our best interests and the best interests of our stockholders.  Among other things, the Board believes that the sale is an essential step to carry out our strategy to transform ourselves from a TPV service provider to a social media company by focusing on the development and commercialization of Fanatic Fans.

In reaching the decision to sell the TPV Business, our Board of Directors considered a number of factors, including those described below:

Emphasis on Social Media.  Our Board of Directors believes the TPV industry is shrinking and that there are fewer growth opportunities for us.  We have nearly all of the major telecom companies as clients and it would require substantial management time and effort to maintain the TPV Business at its current level and possibly expand the segment by obtaining new customers in new industries, such as insurance.  We believe that social media offers a better long-term prospect for growth and appreciation for us and our stockholders.

Operating History and Financial Condition. Our Board of Directors considered the current and historical financial condition and results of operations of the TPV Business, as well as our strategic objectives in social media.  During much of the last three years, our TPV Business generated sufficient revenues and earnings to fund part of the social media related development activities.  However, our  internal projections for 2012 and beyond include development and spending targets for Fanatic Fans that would substantially exceed funds generated from our existing TPV Business and available funds.  Therefore, during the last year our Board of Directors has been exploring strategic alternatives to assure we would be able to fully fund our social media efforts.

Strategic Alternatives.  The decision of the Board to approve and recommend the sale of the TPV Business was the result of an extended evaluation process. During the last year, the Board and senior management have, from time to time, evaluated and considered a number of alternatives.  Among these were:

•
Continue to fund the requirements of the social media program from the TPV Business cash flow and earnings. Our Board of Directors determined that this strategy would not be viable without securing significant additional funding.  While we were able to raise new capital for our social media initiative, these funds were not sufficient.  A number of prospective investors declined to participate in such financings because our business was not a pure play in social media.  Furthermore, we believe that the TPV Business would also require additional investment and management time in order to maintain its historical revenue and profitability, to attempt to stem the erosion of the business or to expand the breath of the segment by obtaining new clients outside telecommunications.

•
Continue to fund the requirements of the social media program from the TPV Business cash flow and earnings and secure a strategic partner to share the cost of the social media in exchange for some rights or interest to the social media program. This alternative might generate sufficient funds to cover the future development costs of Fanatic Fans and allow us to generate positive cash flow for some period.  However, our Board believes that Fanatic Fans is still relatively early in its commercialization cycle.  Accordingly, we would have to give up disproportionately greater future value to obtain funding from a strategic partner now rather than in later stages of development and promotion when we might have additional data and progress respecting its commercial potential.  The Board believes that the longer we can retain control over Fanatic Fans, the more valuable it becomes to potential partners and/or acquirers.

•
Sell the TPV Business and become a "pure-play" social media company focused on commercializing Fanatic Fans.  In the Board’s view, this alternative positions us as a social media company in a promising segment of the social media/social networking market and provides needed capital to further our development and commercialization of Fanatic Fans.

•
After careful consideration and consultation with industry experts and advisors, our Board of Directors decided that stockholders were likely to benefit most if we were to successfully pursue the sale of the TPV Business.  It then commenced a process to explore such a sale.

The Board believes this alternative provides the following advantages:

•	allows us to focus exclusively on social media as a pure-play without the distraction of simultaneously attempting to manage two very different business segments;

•
gives us the financial flexibility to pursue the development and commercialization of Fanatic Fans; seek the sale or joint venture of JabberMonkey, which may raise additional capital for us; and permit us to explore the acquisition of complementary social media and technologies, to the extent we have sufficient capital;

•	grants us greater visibility into the long-term value of our social media program; and

•	provides greater clarity of our vision for both our current stockholders and the investment community as a whole.

The foregoing information and factors considered by our Board are not intended to be exhaustive, but includes all of the material factors considered by our Board.

Background, Past Contacts, and Negotiations

Set forth below is a chronological description of some of the events leading up to and the material contacts between Calibrus and CHBS relating to the sale of the TPV Business.

During July 2011, the Board of Directors discussed the process to begin the search for a buyer for the TPV Business.

On August 18, 2011,  we engaged the services of MCA Financial Group, a regional financial advisor located in Phoenix, Arizona to explore strategic alternatives for the TPV Business.

From August 2011 through May 2012, MCA Financial Group approached approximately 25 potential acquirers to discuss strategic transactions with us, including a sale of the TPV Business.  By 2012, it had held discussions with one potential purchaser, not including CHBS, had executed a non-disclosure agreement with the potential purchaser, and allowed it access to certain non-public financial and other information regarding the TPV Business.

On January 27, 2012, we executed a term sheet with a potential purchaser, which expired on March 12, 2012.  In March 2012, such potential purchaser declined to purchase the TPV Business due to other, non-related business reasons.

In early April 2012, we initiated discussions with CHBS regarding a potential transaction relating to the TPV Business and we executed a non-disclosure agreement with CHBS. Mr. Jeff Holmes, our Chairman and Chief Executive Officer, knew one of the principals of CHBS through a prior, long-standing business and personal relationship with a relative of such principal.

During April 2012, CHBS submitted a non-binding proposal to us for the purchase of the TPV Business.

On April 23, 2012, we executed a non-binding letter of intent with CHBS regarding the purchase and sale of the TPV Business and began the process of due diligence and the negotiation of the definitive terms of a purchase agreement.

On May 22, 2012, the management of CHBS and its outside legal counsel met in Phoenix, Arizona with members of our management and our outside legal counsel to discuss the terms of the sale.  Members of the CHBS staff conducted its financial and legal due diligence at our facilities.

From May 2012 through mid-June 2012, legal counsel and management continued to negotiate the terms of the sale and explore the resolution of open deal terms related to the proposed transaction with CHBS and its legal counsel.  The parties and their legal counsel further negotiated the terms of the sale and drafted the Asset Purchase Agreement, leading to the present proposed sale of the TPV Business.

On June 15, 2012, the parties executed the definitive Asset Purchase Agreement.  On June 21, 2012, we announced the sale of the TPV Business.

Valuation - Sale Price

The Board of Directors believes that the sale price for the TPV Business and terms contained  in the Asset Purchase Agreement are fair under the circumstances.  It bases this conclusion upon the relative lack of interest of other potential purchasers contacted by the MCA Financial Group and the perceived problems of the TPV Business noted by such parties, including its relatively small size, limited or no growth opportunities to justify spending the time and investing the capital; the decline in the TPV industry's call volumes as the number of land and long distance lines decrease; and customer contracts that can be terminated at any time or on short notice.

Based upon information available, it appears that under current economic conditions, the market value of the TPV Business is between two to three times EBITDA. A three-year average of our EBITDA of approximately $1.5 million thus translates into a value of $3.0 million to $4.5 million.  The market information available to the Board suggests that to reach the higher end of the range, we would likely need to carry a portion of the sales price to help finance the sale.  An additional negative factor was that our first quarter operating results showed a decline in TPV volume over the prior period in 2011.

Transition from Calibrus to Fanatic Fans

In connection with the completion of the Asset Purchase Transaction, CHBS will assume the lease for the business premises where the TPV Business is currently operated and it is expected that CHBS will continue operating the TPV Business in such location.  Calibrus will relocate its business after the closing.

After the closing of the proposed transaction, of our four executive officers, only Mr. Tom Harker, our chief technology officer, will resign as an officer, become an employee of CHBS and have no affiliation with us.  Our other three executive officers, Mr. Jeff Holmes, our Chairman and Chief Executive Officer, Mr. Greg Holmes, our President, and Mr. Kevin Asher, our Chief Financial Officer, will remain our officers and continue in such positions as we transition our operations to social media and Fanatic Fans.  They will have no affiliation with CHBS after the closing.

None of our officers, directors, principal shareholders or employees had any affiliation with CHBS prior to the closing of the proposed transaction and none will have any affiliation with CHBS following the closing of the proposed transaction except Mr. Harker.  Members of our board of directors will continue as directors after the closing and our officers will continue in their positions.

Of the approximately 79 current employees of Calibrus, approximately 75 will become employees of CHBS after the closing of the proposed transaction and will no longer be employees of Calibrus.  Mr. Jeff Holmes, our Chairman and Chief Executive Officer, Mr. Greg Holmes, our President, and Mr. Kevin Asher, our Chief Financial Officer, are expected to remain after the sale as our employees.  We expect that, immediately after closing, we will have four employees.  Our administrative staff will report to Greg Holmes.  Greg Holmes and Kevin Asher will report to Jeff Holmes, our Chairman and Chief Executive Officer.

Vote Required for Approval of the TPV Business Sale

In order for us to sell the TPV Business to CHBS, the holders of a majority of the outstanding common stock must vote to approve the sale of the TPV Business.

Recommendation of the Board of Directors to Stockholders

Our Board of Directors has approved the sale of the TPV Business and the Asset Purchase Agreement. Our Board of Directors believes that the sale of the TPV Business is in the best interests of our stockholders and recommends that stockholders vote FOR the sale of the TPV Business under the Asset Purchase Agreement.

Conflicts of Interest; Interests of Certain
Persons in Matters to be Acted Upon

Under the terms of our existing stock option plans, all outstanding stock options are currently vested and exercisable.  However, most of such stock options are exercisable at a price that exceeds the current market value of such shares. For options held by terminated employees, such options will terminate ninety days after the closing of the proposed sale of the TPV Business.  In relation to the proposed adoption of the 2012 Stock Option and Restricted Stock Plan of the Company, if such plan is approved, our officers and directors may become recipient of award grants under such plan.  For more detail about the shareholdings of and options held by our officers and directors, see the “Security Ownership of Certain Beneficial Owners and Management” on page 44.

Accounting Treatment of the Asset Sale

Under accounting principles generally accepted in the United States, upon consummation of the sale of the TPV Business, we will remove the net assets sold from our balance sheet and record the gain on the sale, net of transaction costs, severance and other related costs, including applicable state and federal income taxes, in our statement of operations.

Certain United States Tax Consequences of the TPV Business Sale

The following is a summary of the certain United States federal income tax consequences relating to the proposed sale of our TPV Business to CHBS.  The summary does not consider the effect of any applicable foreign, state, local or other tax laws nor does it address tax consequences applicable to stockholders that may be subject to special federal income tax rules.  The following summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, existing, temporary, and proposed Treasury regulations thereunder, and current administrative rulings and court decisions.  Future legislative, judicial or administrative actions or decisions, which may be retroactive in effect, may affect the accuracy of any statements in this summary with respect to the transactions entered into or contemplated prior to the effective date of those changes.

The proposed sale of our TPV Business to CHBS will be a transaction taxable to us for United States federal income tax purposes.  We will recognize taxable income equal to the amount realized on the sale in excess of our tax basis in the assets sold.  The amount realized on the sale will consist of the cash we receive in exchange for the assets sold, plus the amount of related liabilities assumed by CHBS.

Although we will recognize taxable income in connection with our sale of our TPV Business to CHBS, a portion of this taxable income will be offset to the extent of our current year losses from operations plus available net operating loss carry forwards from prior years.  The taxable income will differ from the income to be reported in the Calibrus' financial statements due to temporary tax differences and certain other differences between the tax laws and generally accepted accounting principles.

As of March 31, 2012, we believe that we have approximately $6,890,000 of current year losses from operations plus available net operating loss carry forwards from prior years and that we will be able to apply these net operating losses against this taxable income.  However, due to certain rules imposing limits on the availability of net operating losses under the federal alternative minimum tax system, a portion of this taxable income may be subject to the federal alternative minimum income tax.

The availability and amount of net operating losses (both from the current and prior years) are subject to audit and adjustment by the Internal Revenue Service.  In the event that the Internal Revenue Service adjusts our net operating loss, we may incur an increased tax liability in connection with this sale.

Our stockholders should not experience any federal income tax consequences as a result of the consummation of the proposed sale of our TPV Business to CHBS.

Each Stockholder is urged to consult his or her own tax advisor as to the federal income tax consequences of the proposed sale, and also as to any state, local, foreign or other tax consequences based on his or her own particular facts and circumstances.

Regulatory Approvals

We are not required to comply with any federal or state regulatory requirements or obtain approval from any federal or state agency in connection with the asset sale.  CHBS has represented to us in the Asset Purchase Agreement that it is not required to comply with any such requirements or obtain approval from any such agencies.

Proposal Two:  To change the name of the Corporation to "Fanatic Fans, Inc."

If our stockholders approve the sale of our TPV Business, we believe that we should change our name to reflect our new business direction.  As a result, we are proposing to change our name from “Calibrus, Inc.” to “Fanatic Fans, Inc.”

Vote Required

This name change will require the amendment of our Articles of Incorporation, which will require the holders of a majority of our issued and outstanding common stock to approve such action.

Recommendation of the Board of Directors to Stockholders

Our Board recommends that the stockholders vote FOR the amendment of our Articles of Incorporation to change our name to “Fanatic Fans, Inc.”

Proposal Three:  To Approve the Adoption of the 2012 Stock Option
and Restricted Stock Plan

We are seeking stockholder approval for the 2012 Stock Option and Restricted Stock Plan (the "2012 Plan") including the reservation of 3,000,000 shares issuable under the 2012 Plan.  The 2012 Plan was adopted by the Board of Directors on July 13, 2012, subject to stockholder approval at the special meeting.  Accordingly, no grants of options have been made under the 2012 Plan to date.  If our stockholders approve the 2012 Plan, 3,000,000 shares will be available for future grants.

The Board of Directors believes that it is in the best interests of us and our stockholders to approve the 2012 Plan.  All of our existing stock option plans have expired and thus we currently have no shares available for grant under our existing stock option plans.  Our last stock option plan was approved in 2001.  Further, due to the economic recession and dramatic stock market decline, including in the price of our common stock, the exercise prices of the vast majority of the options now outstanding are well above the current market price.

The Board believes that equity awards assist in retaining, motivating and rewarding employees, executives and consultants by giving them an opportunity to obtain long-term equity participation in us. In addition, equity awards are an important contributor to aligning the incentives of our employees with the interests of our stockholders. The Board also believes equity awards are essential to attracting new employees and retaining current employees.  Further, the granting of options to new and existing employees frequently permits us to pay lower salaries than otherwise might be the case.

The Board of Directors believes that to remain competitive with other technology companies in our long-term incentive plans, we must continue to provide employees with the opportunity to obtain equity in us and that an inability to offer equity incentives to new and current employees would put us at a competitive disadvantage in attracting and retaining qualified personnel. Our named executive officers and directors have an interest in this proposal because they are expected to receive awards under the 2012 Plan if it is approved at the special meeting.

Summary of the 2012 Stock Option and Restricted Stock Plan

Our Board of Directors adopted the 2012 Plan on July 13, 2012.  At the special meeting, we are asking stockholders to approve the 2012 Plan and to approve the reservation of 3,000,000 shares issuable under the 2012 Plan.  The 2012 Plan authorizes us to issue 3,000,000 shares of common stock upon exercise of options and grant of restricted stock awards.  No options have been granted under the 2012 Plan to date.  The 2012 Plan authorizes us to grant (i) to the key employees incentive stock options to purchase shares of common stock, non-qualified stock options to purchase shares of common stock and restricted stock awards, and (ii) to non-employee directors and consultants non-qualified stock options and restricted stock awards.  As of July 2012, approximately two employees, three executive officers, four non-employee directors and two consultants were eligible to participate in the 2012 Plan.

The following paragraphs provide a summary of the principal features of the 2012 Plan and its operation. The following summary is qualified in its entirety by reference to the 2012 Plan as set forth in Exhibit B.

Objectives. The objective of the 2012 Plan is to provide incentives to our key employees, directors and consultants to achieve financial results aimed at increasing stockholder value and attracting talented individuals to us. Persons eligible to be granted stock options or restricted stock under the 2012 Plan will be those persons whose performance, in the judgment of our Board of Directors, can have significant impact on our success.

Oversight. Our Board will administer the 2012 Plan by making determinations regarding the persons to whom options or restricted stock should be granted and the amount, terms, conditions and restrictions of the awards. The Board also has the authority to interpret the provisions of the 2012 Plan and to establish and amend rules for its administration subject to the 2012 Plan’s limitations.

Number of Shares of Common Stock Available Under the 2012 Plan. If our stockholders approve the 2012 Plan, a total of 3,000,000 shares of our common stock will be reserved for issuance under the 2012 Plan.

Types of Grants. The 2012 Plan allows for the grant of incentive stock options, non-qualified stock options and restricted stock awards. The 2012 Plan does not specify what portion of the awards may be in the form of incentive stock options, non-statutory options or restricted stock. Incentive stock options awarded to our employees are qualified stock options under the Internal Revenue Code.

Statutory Conditions on Stock Option—Exercise Price. Incentive stock options granted under the 2012 Plan must have an exercise price at least equal to 100% of the fair market value of the common stock as of the date of grant. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary corporation, must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant. Non-statutory stock options may have an exercise price at least equal to 100% of the fair market value of the common stock as of the date of the grant.

- Dollar limit. The aggregate fair market value, determined as of the time an incentive stock option is granted, of the common stock with respect to which incentive stock options are exercisable by an employee for the first time during any calendar year cannot exceed $100,000. However, there is no aggregate dollar limitation on the amount of non-statutory stock options that may be exercisable for the first time during any calendar year.

- Expiration date. Any option granted under the 2012 Plan will expire at the time fixed by our Board of Directors, which cannot be more than ten years after the date it is granted or, in the case of any person who owns more than 10% of the combined voting power of all classes of our stock or of any subsidiary corporation, not more than five years after the date of grant.

- Exercisability. Our Board may also specify when all or part of an option becomes exercisable, but in the absence of such specification, the option will ordinarily be exercisable in whole or in part at any time during its term. However, the board of directors may accelerate the exercisability of any option at its discretion.

- Assignability. Options granted under the 2012 Plan are not assignable.

- Termination. Incentive stock options may be exercised only while the optionee is employed by us or within twelve months after termination by reason of death or disabilities or within three months after termination for any other reason.

Reversion of Stock to the Stock Reserve; Evergreen Share Amount. If any award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such award shall revert to and again become available for issuance under the Plan. If any award granted under this Plan is exercised, canceled, terminates, expires, or lapses for any reason, any shares subject to such award again shall be available for the grant of an award under the Plan.

Payment upon Exercise of Options. Payment of the exercise price for any option may be in cash, or with our consent, by withheld shares which, upon exercise, have a fair market value at the time the option is exercised equal to the option price (plus applicable withholding tax) or in the form of shares of common stock, subject to restrictions.

Restricted Stock. Our Board is authorized to grant restricted stock awards. A restricted stock grant is a grant of shares of our common stock, which is subject to restrictions on transferability, risk of forfeiture and other restrictions and which may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the Board of Directors. A participant granted restricted stock generally has all of the rights of a stockholder, unless otherwise determined by the Compensation Committee.

Merger or Sale of Assets. In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of our assets, any unvested restricted stock awards will vest immediately prior to closing of the event resulting in the change of control, and the Board shall have the power and discretion to provide for each award holder’s election alternatives regarding the terms and conditions for the exercise of such awards. The alternative may provide that each outstanding stock option and restricted stock award will be assumed or substituted for by the successor corporation (or a parent or subsidiary of such successor corporation). If there is no assumption or substitution of outstanding awards, the administrator will provide notice to the recipient of their alternatives regarding their right to exercise the stock option as to all of the shares subject to the stock option.

Amendment and Termination of the 2012 Plan.  The administrator has the authority to amend, alter, suspend, or terminate the 2012 Plan, except that stockholder approval will be required for any amendment to the 2012 Plan to the extent required by any applicable law, regulation, or Nasdaq or stock exchange rule. Any amendment, alteration, suspension, or termination will not, without the consent of the participant, materially adversely affect any rights or obligations under any stock option or restricted stock award previously granted.  The 2012 Plan has a term of ten (10) years beginning July 13, 2012, unless terminated earlier by the administrator.

Amendment of Awards. Subject to the terms of the Plan, the Board at any time, and from time to time, may amend the terms of any one or more awards; including, expressly, that the Board and/or the Compensation Committee, may, from time to time, amend an award to decrease the exercise price per share of any issued and outstanding award, provided that no award may be amended to have an exercise price less than the current market price of the Company's common stock on the date of the amendment of an award.  In addition, no amendment under the Plan shall impair the rights under any award, by any such amendment, unless the applicable Participant consents in writing.

Recent Stock Option and Restricted Stock Award Grants to Employees, Consultants, and Directors

Previously, the Company has adopted two stock option plans.  Our board of directors adopted the 2001 Incentive Stock Option Plan (the “2001 ISO Plan”) on January 2, 2001.  The 2001 ISO Plan authorizes us to issue up to 2,000,000 shares of our common stock. To date, we have granted 1,318,334 options, all with an exercise price of $1.00 per share.  As of July 1, 2012, no further options may be issued under the 2001 ISO Plan.  Upon completion of the proposed sale of the TPV Business, options to purchase 338,334 shares of common stock under the 2001 ISO Plan will terminate 90 days upon termination of the employment of employees associated with the TPV Business.

On January 2, 2001, our board of directors also adopted the 2001 Non-Qualified Stock Option Plan (the “2001 Non-Qualified Plan”).  The 2001 Non-Qualified Plan authorizes us to reserve 2,850,000 shares for future grants under it.  To date, we have granted 780,000 options under the 2001 Non-Qualified Plan, all with an exercise price of $1.00 per share.  As of July 1, 2012, no further options may be issued under the 2001 Non-Qualified Plan. Upon completion of the proposed sale of the TPV Business, no options under the 2001 Non-Qualified Plan will terminate 90 days upon termination of the employment of employees associated with the TPV Business.  The 2001 ISO Plan and the 2001 Non-Qualified Plan are referred to as the “Plans.”

The Company also issued a total of 500,000 options outside of the existing plans to members of the Company's Advisory Board.  These options were issued on December 31, 2011 and have a term of three years and an exercise price of $0.25.

The number and the terms of stock options and restricted stock awards that an employee, director, or consultant may receive under our Plans is in the discretion of the administrator and therefore cannot be determined in advance.  Previously, our Board of Directors’ policy was to grant directors annual awards of stock options, but we have not done so since 2010.

The following table sets forth (a) the aggregate number of shares subject to options granted under the Plans as of July 13, 2012 and (b) the average per share exercise price of such options.  The last reported trade for the shares of the common stock of the Company on the OTC Bulletin Board Market was $0.35 per share as of July 10, 2012.

Stock Option and Restricted Stock Grants

Name of Individual or Group	Number of Options Granted*	Average per Share Exercise Price
Jeff Holmes, CEO & Director	370,000	$1.00
Greg Holmes, President	275,000	$1.00
Kirk Blosch, Director	235,000	$1.00
Charles House, Director	235,000	$1.00
Christian J. Hoffmann, III, Director	285,000	$1.00
Michael Myers, Director	25,000	$1.00
Kevin Asher, CFO	225,000	$1.00
Tom Harker, CTO	129,167	$1.00

All executive officers, as a group	999,167	$1.00
All directors who are not executive officers, as a group	780,000	$1.00
All employees who are not executive officers, as a group	319,167	$1.00

*    The Company also issued a total of 500,000 options outside of the existing plans to members of the Company's Advisory Board.  These options were issued on December 31, 2011 and have a term of three years and an exercise price of $0.25.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,098,334	$1.00	-
Total	2,098,334	$1.00	-

The Company also has 500,000 options issued outside of the compensation plans with a weighted average exercise price of $0.25.  These options have a three-year term.

Federal Tax Aspects

The following summary is a brief discussion of certain federal income tax consequences to U.S. taxpayers and to the Company of stock option, stock appreciation rights, and restricted stock awards granted under the 2012 Plan.  This summary is not intended to be a complete discussion of all of the federal income tax consequences of the 2012 Plan or of all of the requirements that must be met in order to qualify for the tax treatment described below.  The following summary is based upon the provisions of U.S. federal tax law as in effect on the date hereof, which is subject to change (perhaps with retroactive effect), and does not constitute tax advice.  In addition, because tax consequences may vary, and certain exceptions to the general rules discussed in this summary may be applicable, depending upon the personal circumstances of individual recipients and each recipient should consider his or her personal situation and consult with his or her own tax advisor with respect to the specific tax consequences applicable to him or her.  The following assumes stock options have been granted at an exercise price per share at least equal to 100% of the fair market value of the Company’s common stock on the date of grant.

Tax consequences of nonqualified stock options.  In general, an employee, director or consultant will not recognize income at the time of the grant of nonqualified options under the 2012 Plan.  When an optionee exercises a nonqualified stock option, he or she generally will recognize ordinary income equal to the excess, if any, of the fair market value (determined on the day of exercise) of the shares of the common stock received over the option exercise price.  The tax basis of such shares to the optionee will be equal to the exercise price paid plus the amount of ordinary income includible in his or her gross income at the time of the exercise.  Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified stock option, the optionee will have taxable capital gain or loss, measured by the difference between the amount realized on the sale or exchange and the tax basis of the shares.  The capital gain or loss will be short-term or long-term depending on holding period of the shares sold.

Tax consequences of incentive stock options.  In general, an employee will not recognize income on the grant of incentive stock options under the 2012 Plan.  Except with respect to the alternative minimum tax, an optionee will not recognize income on the exercise of an incentive stock option unless the option exercise price is paid with stock acquired on the exercise of an incentive stock option and the following holding period for such stock has not been satisfied.  For purposes of the alternative minimum tax, however, an optionee will be required to treat an amount equal to the difference between the fair market value (determined on the day of exercise) of our shares of the common stock received and the exercise price as an item of adjustment in computing the optionee's alternative minimum taxable income.

An optionee will recognize long-term capital gain or loss on a sale of the shares acquired on exercise, provided the shares acquired are not sold or otherwise disposed of before the earlier of:  (i) two years from the date of grant of the option, or (ii) one year from the date of exercise of the option.  In general, the amount of gain or loss will equal the difference, if any, between the sale price of such shares and the exercise price.  If the stock is not held for the required period of time, the optionee will recognize ordinary income to the extent the fair market value (determined on the day of exercise) of the stock exceeds the option price, but limited to the gain recognized on sale.  The balance of any such gain will be a short-term or long-term capital gain (depending on the applicable holding period).

For the exercise of a stock option to qualify for the foregoing incentive stock option tax treatment, an optionee generally must be an employee of the Company continuously from the date of the grant until any termination of employment, and in the event of a termination of employment, the stock option must be exercised within three months after the termination.

Tax consequences of restricted stock awards.  In general, the recipient of a stock award will recognize ordinary income at the time the shares are received equal to the excess, if any, of the fair market value of the shares received over the amount, if any, the recipient paid in exchange for the shares.  If, however, the shares are subject to vesting or other restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture) when the shares are granted (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the shares become vested or the restrictions otherwise lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of vesting (or the date of the lapse of a restriction) less the amount, if any, the recipient paid in exchange for the shares.  If the shares are forfeited under the terms of the restricted stock award, the recipient will not recognize income and will not be allowed an income tax deduction with respect to the forfeiture.

A recipient may file an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with the Internal Revenue Service within thirty (30) days of his or her receipt of the stock award to recognize ordinary income, as of the award date, equal to the excess, if any, of the fair market value of the shares on the award date less the amount, if any, the recipient paid in exchange for the shares.  If a recipient makes a Section 83(b) election, then the recipient will not otherwise be taxed in the year the vesting or restriction lapses, and, if the stock award is forfeited, he or she will not be allowed an income tax deduction.  If the recipient does not make a Section 83(b) election, dividends paid to the recipient on the shares prior to the date the vesting or restrictions lapse will be treated as compensation income.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus the amount includible in his or her gross income as compensation in respect of such shares.  A recipient's holding period for the shares will begin on the day after the later of the day the shares are transferred to the recipient or the day that the vesting or other restriction lapses.

Tax consequences of stock appreciation right awards. In general, there are no immediate tax consequences of receiving an award of stock appreciation rights under the 2012 Plan (whether as a stand-alone award or in tandem with a related option award).  Upon the exercise of a stock appreciation right, the recipient will recognize ordinary income equal to difference between the amount of cash, if any, and the fair market value of our shares, if any, that the recipient receives as a result of the exercise and the stock appreciation right grant price, if any.  The tax basis of any shares received by the recipient pursuant to a stock appreciation right should be equal to the amount includible in his or her gross income as compensation in respect of such shares, and the recipient's holding period should normally commence on the day after the day on which he or she recognizes taxable income in respect of such shares.

Withholding and other consequences.  Any compensation includible in the gross income of a recipient will be subject to appropriate federal and state income tax withholding.

Tax effect for the Company. The Company generally is entitled to an income tax deduction in connection with a stock option, stock appreciation right or restricted stock award granted under the 2012 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option).  Special rules may limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers under Section 162(m) of the Internal Revenue Code to the extent that annual compensation paid to any of the foregoing individuals exceeds $1,000,000.

The foregoing is only a brief summary of the effect of federal income taxation upon participants and the Company with respect to the grant and exercise of stock options, stock appreciation rights, and restricted stock awards under the 2012 Plan.  It does not purport to be complete, and does not discuss the tax consequences of a recipient’s death or the provisions of the income tax laws of any municipality state or foreign country in which the recipient may reside.  The foregoing Summary is not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer.

Vote Required

The affirmative vote of a majority of the votes cast will be required to approve the 2012 Plan.

Recommendation of the Board of Directors to Stockholders

Our Board of Directors unanimously recommends that stockholders vote
FOR the approval of the 2012 Stock Option and Restricted Stock Plan.

Executive Compensation

The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to Calibrus’ chief executive officer and each of the other executive officers that were serving as executive officers at December 31, 2011 (collectively referred to as the "Named Executives").  No other executive officer serving during 2011 received compensation greater than $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f) (1)	(g)	(h)	(i) (2)	(j)
Jeff W. Holmes, CEO	12/31/2011	$79,250	$0	$0	$0	$0	$0	$4,363	$83,613
	12/31/2010	$194,593	$0	$0	$27,000	$0	$0	$4,054	$225,647
Greg W. Holmes, President	12/31/2011	$54,163	$0	$0	$0	$0	$0	$4,393	$58,556
	12/31/2010	$131,201	$0	$0	$20,250	$0	$0	$4,120	$155,571
Thomas Harker, CTO	12/31/2011	$102,400	$0	$0	$0	$0	$0	$4,460	$106,860
	12/31/2010	$123,290	$0	$0	$7,125	$0	$0	$4,123	$134,538
Kevin J. Asher, CFO	12/31/2011	$100,000	$0	$0	$0	$0	$0	$4,372	$104,372
	12/31/2010	$126,250	$0	$0	$13,500	$0	$0	$4,120	$143,870
         ____________
(1)
The Company has adopted two Stock Option Plans, the 2001 Non-Qualified Stock Option Plan and the 2001 Incentive Stock Option Plan. During the year ended December 31, 2010 the Company increased the number of options available for grant under the 2001 Incentive Stock Option Plan by 550,000 options. Under the 2001 Non-Qualified Plan, the Company may grant options for up to 2,850,000 shares of common stock and has granted 780,000 options as of July 13, 2012, all with an exercise price of $1.00 The maximum term of the options is five years, and they vest at various times according to the Option Agreements. Under the 2001 Incentive Stock Option Plan, the Company may grant options for up to 2,000,000 shares of common stock and has granted 1,318,334 as of July 13, 2012, all with an exercise price of $1.00. The maximum term of the options is five years and they vest at various times according to the Option Agreements. All forfeited and expired options are added back into the plan and become immediately available for issuance.

(2)	The amounts shown include Company-paid portion of health insurance for the fiscal years ended 2011 and 2010.

Outstanding Equity Awards At Fiscal Year-End

	Stock Awards					Stock Awards
Name	Number of securities underlying unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Jeff W. Holmes	70,000	-	-	$1.00	12/17/2013	-	-	-	-
CEO	300,000	-	-	$1.00	9/10/2015	-	-	-	-
Greg W. Holmes	50,000	-	-	$1.00	12/17/2013	-	-	-	-
President	225,000	-	-	$1.00	9/10/2015	-	-	-	-
Tom Harker	50,000	-	-	$1.00	12/17/2013	-	-	-	-
CTO	79,167	-	-	$1.00	9/10/2015	-	-	-	-
Kevin Asher	50,000	-	-	$1.00	11/18/2013	-	-	-	-
CFO	25,000	-	-	$1.00	12/17/2013	-	-	-	-
	150,000	-	-	$1.00	9/10/2015	-	-	-	-

Compensation of Directors

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Kirk Blosch (2)	12/31/2011	-	-	$0	-	-	-	-
	12/31/2010	-	-	$13,050	-	-	-	13,050
Charles House (2)	12/31/2011	-	-	$0	-	-	-	-
	12/31/2010	-	-	$13,050	-	-	-	13,050
Christian J. Hoffmann, III (2)	12/31/2011	-	-	$0	-	-	-	-
	12/31/2010	-	-	$17,550	-	-	-	17,550
Michael Myers (2)	12/31/2011	-	-	$0	-	-	-	-
	12/31/2010	-	-	$2,250	-	-	-	2,250

_____________
(1)
This column represents the aggregate grant date fair value of the awards granted in 2011 and 2010, respectively. Therefore, the values shown here are not representative of the amounts that may eventually be realized by a director. Pursuant to the rules of the Securities and Exchange Commission, we have provided a grant date fair value for option awards in accordance with the provisions of  FASB ASC 718 Share-based Payments.  For option awards, the fair value is estimated as of the date of grant using the Black-Scholes option pricing model, which requires the use of certain assumptions, including the risk-free interest rate, dividend yield, volatility, expected term and forfeitures. Expected term is determined using an average of the contractual term and vesting period of the award.  Expected volatility of award grants made under the Company’s plans is measured using the historical daily changes in the market price of similar industry indices, which are publicly traded, over the expected term of the award.  Risk-free interest rate is equivalent to the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards and forfeitures are based on the history of cancellations of awards granted by the Company and management's analysis of potential forfeitures. For further information on these calculations, please refer to the notes to our financial statements, Notes 1 and 12 included in Item 8 of this Form 10-K.

(2)
As of December 31, 2011, Kirk Blosch had 280,000 options outstanding, Charles House had 280,000 options outstanding, Christian J. Hoffmann, III had 330,000 options outstanding and Michael Myers had 25,000 options outstanding.  No director had any stock awards outstanding.

Option/SAR Grants in Last Fiscal Year

In fiscal 2011 no options were granted.  In fiscal 2010, 984,167 options were granted out of Calibrus’ Incentive Option Plan and 510,000 options were granted out of the Non-Qualified Option Plan.

The Company has adopted two Stock Option Plans, the 2001 Non-Qualified Stock Option Plan and the 2001 Incentive Stock Option Plan. During the year ended December 31, 2010 the Company increased the number of options available for grant under the 2001 Incentive Stock Option Plan by 550,000 options.  Under the 2001 Non-Qualified Plan, the Company may grant options for up to 2,850,000 shares of common stock and has granted 780,000 as of July 13, 2012, all with an exercise price of $1.00. The maximum term of the options is five years, and they vest at various times according to the Option Agreements. Under the 2001 Incentive Stock Option Plan, the Company may grant options for up to 2,000,000 shares of common stock and has granted 1,318,334 as of July 13, 2012, all with an exercise price of $1.00.  The maximum term of the options is five years and they vest at various times according to the Option Agreements.  All forfeited and expired options are added back into the plan and become immediately available for issuance.

The Company also issued a total of 500,000 options outside of the existing plans to members of the Company’s Advisory Board.  The Options were issued on December 31, 2011 and have a term of three years and an exercise price of $0.25.

Stock Option Exercise

In fiscal 2011, none of the named executives exercised any options to purchase shares of common stock.

Long-Term Incentive Plan (“LTIP”)

There were no awards granted during fiscal year 2011 or 2010.

Board of Directors Compensation

Each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board or directors or both.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.  For 2011, no Directors received compensation.   For 2010 each director received options during the year with Kirk Blosch and Charles House each receiving 145,000 options, Christian J. Hoffmann, III receiving 195,000 options and Michael Myers receiving 25,000 options.  No other compensation arrangements exist between Calibrus and our Directors.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Calibrus has agreements with all officers and those employees identified herein as key employees. All of our agreements contain language assigning all inventions over to Calibrus, they also contain non-compete agreements. Additionally, on termination, if not for cause and Calibrus is cash flow and earnings positive, our officers and key employees will receive up to three months salary as severance. On a change of control of Calibrus, which results in termination of the officer or key employee and Calibrus is cash flow positive and has positive earnings per share at the time of the change of control, the officer or key employee will receive a three months salary as severance based on the officers or employees’ current salary. Employment contracts are entered into for two, three or four year periods with automatic two, three or four one year extensions depending on the officer or key employee. Except for terms and salary, all of our employment contracts contain the same material terms. A summary of the officers’ employment contracts are below:

Employee	Beginning Date	Annual Salary
Jeff W. Holmes	1/1/2005	$220,000
Greg W. Holmes	1/1/2005	$150,000
Kevin J. Asher	2/5/2008	$130,000
Tom Harker	1/10/2007	$140,000
Michael Brande	1/10/2007	$105,000
Michael Rae	1/10/2007	$90,000
Kelly Robinson	6/28/2004	$90,000

During the years ended December 31, 2011 and 2010, each of the employees listed above took salary decreases due to limited cash flow in the Company.  Each of the employees has agreed to waive the unpaid amounts per their respective employment agreements.

The Company has agreed to indemnify its officers and directors for certain events or occurrences arising as a result of the officer or director serving in such capacity. The term of the indemnification period is for the officer’s or director’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited.

Report on Repricing of Options/SARs

We have not adjusted or amended the exercise price of stock options or SARs previously awarded to any executive officers.

Report on Executive Compensation

The Compensation Committee of the Board of Directors determines the compensation of Calibrus’ executive officer and president and sets policies for and reviews with the chief executive officer and president the compensation awarded to the other principal executives, if any.   The board of directors has two committees, the audit and compensation committee which are made up of non-employee directors.  Our Compensation Committee is composed of Kirk Blosch and Charles House.  Our Audit Committee is composed of Kirk Blosch, Charles House and Christian J. Hoffmann, III.

The compensation policies utilized by the Board of Directors are intended to enable Calibrus to attract, retain and motivate executive officers to meet our goals using appropriate combinations of base salary and incentive compensation in the form of stock options. Generally, compensation decisions are based on contractual commitments, if any, as well as corporate performance, the level of individual responsibility of the particular executive and individual performance. During the fiscal year ended December 31, 2011, Calibrus’ chief executive officer was Jeff W. Holmes, our President was Greg W. Holmes and Kevin J. Asher was CFO.

Base salaries for Calibrus’ executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within Calibrus’ industry.

Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of Calibrus, the performance of the executive, particularly with respect to the ability to manage the growth of Calibrus, the length of the executive's service to Calibrus and any increased responsibilities assumed by the executive.

During the year ended December 31, 2011 each of the Company’s executives took salary decreases due to limited cash flow in the Company.  Each of the employees has agreed to waive the unpaid amounts per their respective employment agreements.

Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed financial statements are based on the historical consolidated financial statements of Calibrus, Inc. incorporated by reference into this proxy statement, adjusted to give effect to the disposition of the TPV Business in accordance with the Asset Purchase Agreement dated June 15, 2012 between us and CHBS.  The statements are derived from, and should be read in conjunction with, our historical financial statements and notes thereto, as presented in our Annual Report on Form 10-K for the year ended December 31, 2011 and 2010, originally filed with the SEC on April 16, 2012, which financials are incorporated by reference or included in this proxy statement, and our Quarterly Report on Form 10-Q, as amended, for the period ended March 31, 2012, which financials are incorporated by reference or included in this proxy statement.

The unaudited pro forma condensed balance sheets give effect to the proposed transaction as if it occurred on the date of the balance sheet.  The cash proceeds and resulting gain are only included in the March 31, 2012 balance sheet.  The unaudited pro forma condensed statements of operations for the three months ended March 31, 2012 and the years ended December 31, 2011 and 2010 give effect to the transaction as if it had occurred as of January 1, 2010 and 2009, respectively.

The pro forma condensed financial information is presented for illustrative purposes only, is based upon estimates of the management of Calibrus and is not necessarily indicative of the operating results or financial position that would have occurred if all of the events as described above had occurred on the first day of the respective periods presented, nor is it necessarily indicative of our future operating results or financial position.  Actual results could differ materially from these estimates.

The pro forma adjustments are based upon information available and certain assumptions that management believes are reasonable under the circumstances.  The unaudited pro forma condensed financial statements of Calibrus should be read in conjunction with the notes thereto.

CALIBRUS, INC. UNAUDITED PRO FORMA CONDENSED BALANCE SHEET March 31, 2012

ASSETS
	Historical Calibrus, Inc.	(6)	Pro Forma Adjustments		Pro Forma

Current Assets
Cash and cash equivalents	$975		$962,214	(1)	$963,189
Accounts receivable - trade, net	477,793		-		477,793
Prepaid expenses	117,394		(2,063)	(2)	115,331
Note receivable, net of discount	-		-	(3)	-

Total Current Assets	596,162		960,151		1,556,313

Property and equipment, net	37,233		(27,216)	(2)	10,017
Deposits	28,534		(27,599)	(1)	935
Notes receivable, net of discount	-		-	(4)	-

Total Assets	$661,929		$905,336		$1,567,265

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Convertible related party notes payable - current portion	$15,000	$(15,000)	(1)	$-
Note payable - current portion	50,000	(50,000)	(1)	-
Related party notes payable, net of discount - current portion	492,400	(492,400)	(1)	-
Due to factor	302,985	(302,985)	(1)	-
Accounts payable - trade	512,372	-		512,372
Accrued liabilities	248,865	-		248,865

Total Current Liabilities	1,621,622	(860,385)		761,237

Total Liabilities	1,621,622	(860,385)		761,237

Stockholders' Equity (Deficit)
Preferred stock, $.001 par value, 5,000,000 shares authorized, none issued or outstanding	-	-		-
Common stock, $.001 par value, 45,000,000 shares authorized; 13,808,580 shares issued and outstanding	13,809	-		13,809
Additional paid-in capital	9,277,185	-		9,277,185
Accumulated deficit	(10,250,687)	1,765,721	(5)	(8,484,966)

Total Stockholders’ Equity (Deficit)	(959,693)	1,765,721		806,028

Total Liabilities and Stockholders’ Equity (Deficit)	$661,929	$905,336		$1,567,265

See accompanying notes to unaudited pro forma condensed financial statements.

CALIBRUS, INC. UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS For the three months ended March 31, 2012

	Historical Calibrus, Inc.	(7)	Pro Forma Adjustments		Pro Forma

Revenues	$919,408		$(919,408)	(10)	$-

Cost of revenues	357,303		(357,303)	(10)	-

Gross profit	562,105		(562,105)		-

General and administrative expenses	331,633		(123,900)	(10)	207,733
Research and development	362,511		-		362,511

Loss from Operations	(132,039)		(438,205)		(570,244)

Other Income (Expense):
Interest income	-		-		-
Interest expense	(73,172)		73,172	(11)	-

	(73,172)		73,172		-

Loss before income taxes	(205,211)		(365,033)		(570,244)

Income tax benefit (expense) - deferred	-		-		-

Net Loss	$(205,211)		$(365,033)		$(570,244)

Loss per Common Share:
Basic and Diluted	$(0.01)		$(0.03)		$(0.04)

Weighted Average Common Shares Outstanding:
Basic and Diluted	13,808,580		13,808,580		13,808,580

See accompanying notes to unaudited pro forma condensed financial statements.

CALIBRUS, INC. UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS For the year ended December 31, 2011

	Historical Calibrus, Inc.	(8)	Pro Forma Adjustments		Pro Forma

Revenues	$3,563,265		$(3,563,265)	(10)	$-

Cost of revenues	1,293,801		(1,293,801)	(10)	-

Gross profit	2,269,464		(2,269,464)		-

General and administrative expenses	2,356,291		(519,681)	(10)	1,836,610
Impairment expense	1,757,898		-		1,757,898
Research and development	1,472,113		-		1,472,113

Loss from Operations	(3,316,838)		(1,749,783)		(5,066,621)

Other Income (Expense):
Interest income	23		-		23
Interest expense	(3,015,156)		279,967	(11)	(2,735,189)

	(3,015,133)		279,967		(2,735,166)

Loss before income taxes	(6,331,971)		(1,469,816)		(7,801,787)

Income tax benefit (expense) - deferred	-		-		-

Net Loss	$(6,331,971)		$(1,469,816)		$(7,801,787)

Loss per Common Share:
Basic and Diluted	$(0.79)		$(0.18)		$(0.98)

Weighted Average Common Shares Outstanding:
Basic and Diluted	7,978,820		7,978,820		7,978,820

See accompanying notes to unaudited pro forma condensed financial statements.

CALIBRUS, INC. UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS For the year ended December 31, 2010

	Historical Calibrus, Inc.	(9)	Pro Forma Adjustments		Pro Forma

Revenues	$3,745,876		$(3,745,876)	(10)	$-

Cost of revenues	1,334,272		(1,334,272)	(10)	-

Gross profit	2,411,604		(2,411,604)		-

General and administrative expenses	2,195,023		(687,522)	(10)	1,507,501
Research and development	232,327		-		232,327

Loss from Operations	(15,746)		(1,724,082)		(1,739,828)

Other Income (Expense):
Interest income	591		-		591
Interest expense	(113,108)		113,108	(11)	-

	(112,517)		113,108		591

Loss before income taxes	(128,263)		(1,610,974)		(1,739,237)

Income tax benefit (expense) - deferred	-		-		-

Net Loss	$(128,263)		$(1,610,974)		$(1,739,237)

Loss per Common Share:
Basic and Diluted	$(0.02)		$(0.24)		$(0.26)

Weighted Average Common Shares Outstanding:
Basic and Diluted	6,794,600		6,794,600		6,794,600

See accompanying notes to unaudited pro forma condensed financial statements.

CALIBRUS, INC.
Notes to the Unaudited Pro Forma Condensed Financial Statements
(Unaudited)
Divestiture

On June 21, 2012, Calibrus, Inc. ("Calibrus") announced that it had entered into an agreement (the "Asset Purchase Agreement") to sell substantially all of the assets and related liabilities of the TPV Business (the "TPV Business"), including substantially all of the related computers, equipment, licenses, customer lists, intellectual property and agreements and contracts to Calibrus Hosted Business Solutions, LLC ("CHBS") (collectively, the "Proposed Transaction").  The sale will be accounted for by Calibrus as a discontinued operation.

If the Proposed Transaction is consummated, on the closing date, CHBS has agreed to pay us $2,000,000 in cash, subject to adjustment for any amounts we owe to CHBS under an Amended and Restated Senior Multiple Advance Promissory Note, dated June 15, 2012 we executed in favor of CHBS (the "CHBS Note"), and a Senior Multiple Advance Promissory Note, dated June 15, 2012, we executed in favor of a third party (the "Third Party Note"). The CHBS Note and the Third Party Note are collectively referred to herein as the "Pre-Closing Note."  This initial $2,000,000 payment will be reduced by the amount, if any, outstanding and payable to CHBS under the Pre-Closing Note, which is $400,000 as of the date hereof, and the Pre-Closing Note will then be cancelled and treated as paid in full.

Within thirty days after the end of the twelve month period immediately following the closing date, CHBS has agreed to pay us $500,000 in cash (the "Twelve Month Payment"), subject to the adjustment below. Within such thirty-day period, CHBS will calculate the gross revenues received from all of the existing customers of the TPV Business as of the closing date and from six prospective customers of the TPV Business that we have actively engaged or can demonstrate proof of active engagement for new business (collectively, the "Business Customers") for the twelve-month period beginning on the Closing Date and ending on the last day of the twelfth month following the Closing Date (the "Twelve Month Revenue"). If the Twelve Month Revenue is equal to $3,500,000, then there will be no adjustment to the Twelve Month Payment. If the Twelve Month Revenue is less than $3,500,000, the Twelve Month Payment will be reduced by the amount of $1.25 for every $1.00 the Twelve Month Revenue is less than $3,500,000. If the Twelve Month Revenue is equal to or less than $3,100,000, CHBS will not owe the Twelve Month Payment to us. If the Twelve Month Revenue is greater than $3,500,000, the Twelve Month Payment will be increased by the amount of $0.20 for every $1.00 the Twelve Month Revenue is greater than $3,500,000 until the Twelve Month Revenue equals or exceeds $5,000,000, at which time no further payments will be due to us by CHBS under the Twelve Month Payment.

Within thirty days after the end of the eighteen month period immediately following the closing date, CHBS has agreed to pay us $500,000 in cash (the "Eighteen Month Payment"), subject to the adjustment below. Within such thirty-day period, CHBS will calculate the gross revenues received from the Business Customers for the twelve month period beginning on the first day of the seventh month following the closing date and ending at the end of the eighteenth month following the closing date (the "Eighteen Month Revenue").  If the Eighteen Month Revenue is equal to $3,500,000, then there will be no adjustment to the Eighteen Month Payment.  If the Eighteen Month Revenue is less than $3,500,000, the Eighteen Month Payment will be reduced by the amount of $1.25 for every $1.00 the Eighteen Month Revenue is less than $3,500,000.  If the Eighteen Month Revenue is equal to or less than $3,100,000, CHBS will not owe the Eighteen Month Payment to us. If the Eighteen Month Revenue is greater than $3,500,000, the Eighteen Month Payment will be increased by the amount of $0.20 for every $1.00 the Eighteen Month Revenue is greater than $3,500,000 until the Eighteen Month Revenue equals or exceeds $5,000,000, at which time no further payments will be due to us by CHBS under the Eighteen Month Payment.

CALIBRUS, INC.
Notes to the Unaudited Pro Forma Condensed Financial Statements (Continued)
(Unaudited)

CHBS has the right to terminate the sale if certain conditions are not satisfied prior to closing, including: (i) receipt by Calibrus of any necessary government approvals and the consent of any parties necessary to assign material contracts to CHBS; (ii) approval of the sale by the stockholders of Calibrus; and (iii) no material adverse change in Calibrus’ business.

(1)
To reflect the cash proceeds of $2,000,000 initial payment for the sale of TPV Business, plus $27,599 working capital adjustment for rent deposit, less the planned reduction of outstanding debt obligations.

(2)	Represents adjustments to eliminate assets of the TPV Business Sold.

(3)	Represents the $500,000 12-month earn-out payment, net of discount. The $471,500 has been fully reserved due to the uncertainty of achieving the earn-out.

(4)	Represents the $500,000 18-month earn-out payment, net of discount. The $445,000 has been fully reserved due to the uncertainty of achieving the earn-out.

(5)	To record the gain on sale of the TPV Business. The long-term non-interest bearing note receivable was recorded net of discount. The gain on sale is reconciled below:

Cash consideration due at Closing:	$2,000,000
12-Month earn-out payment due August 1, 2012, net of discount	471,500
18-Month earn-out payment due February 1, 2014, net of discount	445,000
Less Earn-out reserve	(916,500)
Less Direct Costs of Sale	(205,000)
Net Proceeds from Sale	1,795,000

Less book value of Assets Sold:
Prepaid licenses	(2,063)
Hardware	(14,172)
Furniture and Fixtures	(10,074)
Leasehold Improvements	(1,855)
Software Costs	(1,115)

Gain on Sale of Assets	$1,765,721

(6)	Represents the Condensed Balance Sheet included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2012.

(7)	Represents the Condensed Statement of Operations included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012.

(8)	Represents the Statement of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

CALIBRUS, INC.
Notes to the Unaudited Pro Forma Condensed Financial Statements (Continued)
(Unaudited)

(9)	Represents the Statement of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(10)
Represents adjustments to eliminate the results of operations of Calibrus, Inc. that the Company believes are directly attributable to the sale of the TPV Business and are factually supportable and will not continue after the sale.

(11)
Represents adjustments to eliminate interest expense as a result of all of the outstanding debt obligations of the Company having been paid in full from the cash proceeds of the sale of the TPV Business.

Voting Securities and Principal Holders Thereof

Only stockholders of record at the close of business on July 13, 2012 (the “Record Date”) will be entitled to vote at the Special Meeting.  On the record date, there were issued and outstanding 13,858,580 shares of common stock.  Each holder of common stock is entitled to one vote, exercisable in person or by proxy, for each share of our common stock held of record on the Record Date.  The presence of a majority of the shares of common stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Special Meeting.  Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes.

The Inspector of Election appointed by the Chairman of our Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots and shall count all proxies and ballots.  The affirmative vote of a majority of our outstanding shares of common stock is required to approve the proposal to sell our TVP Assets to CHBS.  The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is necessary to amend our Articles of Incorporation and change our name from “Calibrus, Inc.” to “Fanatic Fans, Inc.”  The affirmative vote of a majority of the outstanding shares of common stock voted at the meeting is necessary for the approval of the adoption of the 2012 Stock Option and Restricted Stock Plan.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock at July 13, 2012 with respect to (i) each person or group known to us to beneficially own more than 5% of the outstanding shares of our common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and all of our executive officers as a group.

	Shares Beneficially Owned (1) (2)
Name	Number	Percent
Jeff W. Holmes (3)	2,407,064	16.79%
Kirk Blosch (4) 2081 S. Lakeline Drive Salt Lake City, UT 84109	1,630,334	11.57%
Greg Holmes (5)	806,060	5.50%
Kevin Asher (6)	225,000	1.60%
Charles House (7)	235,000	1.67%
Christian J. Hoffmann III (8)	385,000	2.72%
Michael Myers (9)	25,000	*
All directors and executive officers as a group (7 persons) (10)	5,713,458	36.54%
_____________________
* Less than one percent

(1)
For purposes of this table, "beneficial ownership" is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities.  In accordance with SEC rules, shares which may be acquired by a person upon exercise of stock options or any other right within 60 days of the date of the table are deemed beneficially owned by such person.  Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	The address of these stockholders is c/o Calibrus, Inc., 1225 West Washington, Suite 213, Tempe, AZ 85281.

(3)
Includes 370,000 stock options which are exercisable now at prices ranging from $1.00 to $1.52 per share. Shares also include 50,000 warrants issued to Mr. Holmes which are now exercisable at $0.50 per share. Shares also include 437,093 shares and 54,637 warrants issued to Scottsdale Equity Growth Fund, LLC in which Mr. Holmes is the Managing Member, which are exercisable now at $0.325 per share.

(4)	Includes 235,000 stock options which are exercisable now at a price of $1.00 per share. Mr. Blosch owns 1,395,334 shares, exclusive of the options.

(5)	Includes 275,000 stock options which are exercisable currently at $1.00 per share. Mr. Greg Holmes owns 531,060 shares, exclusive of the options.

(6)	Includes 225,000 stock options which are exercisable currently at $1.00 per share.

(7)	Shares include 235,000 stock options which are exercisable currently at $1.00 per share. Mr. House owns no shares. The shares shown are options he can exercise.

(8)
Includes 285,000 stock options which are exercisable currently at $1.00 per share. Mr. Hoffmann owns 75,000 shares, exclusive of the options. Also includes 25,000 warrants that are immediately exercisable at $0.50 per share.

(9)	Includes 25,000 stock options which are exercisable currently at $1.00 per share. Mr. Myers owns no shares, The shares shown are options he can exercise.

(10)	Includes 1,650,000 shares directors and executive officers have a right to acquire upon exercise of stock options and 129,637 shares exercisable upon exercise of warrants.

Incorporation of Certain Documents by Reference

The U.S. Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information by referring you to documents we have previously filed with the SEC.  The information incorporated by reference is considered a part of this proxy statement.  Any information we file with the SEC after this proxy statement will automatically update and, to the extent applicable under the circumstances, supersede the information in this proxy statement.

We incorporate by reference the documents listed below and any additional documents filed by us with the SEC between the date of this proxy statement and the date of our Special Meeting.  The documents we incorporate by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011; and

•	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2012.

These documents and any other documents incorporated by reference may be obtained from the SEC, including by means of the internet through the SEC’s EDGAR system at www.sec.gov.  Documents incorporated by reference are also available, without charge, excluding exhibits unless they have been specifically incorporated by reference in this proxy statement, by requesting them in writing or by telephone from us by contacting us at:

Calibrus, Inc.
Attn: Investor Relations
1225 West Washington, Suite 213
Tempe, Arizona 85281
(602) 778-7500

We will send, by first class mail or other prompt means, within one business day of the date we receive your request, the incorporated documents to each person to whom a proxy statement has been delivered.

Stockholder Proposals

Stockholder proposals intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 2013 annual meeting of stockholders of the Company must be submitted to the Company in accordance with Rule 14a-8 under the Exchange Act of 1934 and the Company’s Bylaws. The notice must be personally delivered to the Company or sent by first class certified mail, return receipt requested, postage prepaid, and must include the name and address of the stockholder, the number of voting securities held by the stockholder of record, a statement that the stockholder holds such shares beneficially and the text of the proposal to be presented for vote at the meeting, and a statement in support of the proposal.

A stockholder proposal is a stockholder's recommendation or requirement that the Company and/or the Board take action, which the stockholder intends to present at the 2013 annual meeting of the Company's stockholders. The proposal should state as clearly as possible the course of action that the stockholder believes the Company should follow and should be accompanied by a supporting statement. The proposal, including the accompanying supporting statement, may not exceed 500 words. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Other Matters

We know of no other matters to be submitted at the Special Meeting.  If any other matter properly comes before the Special Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

July 31, 2012	The Board of Directors

Index to Unaudited Condensed Financial Statements of the TPV Business

The following tables present the unaudited condensed financial statements of the TPV Business.  The unaudited balance sheet data is as of March 31, 2012, December 31, 2011 and December 31, 2010.  The unaudited statements of operations are for the three months ended March 31, 2012 and 2011 and for the years ended December 31, 2011 and December 31, 2010.  These financial statements, in the opinion of management, include all adjustments, consisting only of normal recurring accruals that are necessary for a fair presentation of the financial position and results of operations for these periods.  The historical financial information may not be indicative of future performance and does not reflect what the TPV Business’ financial position and results of operations would have been had it operated as a separate, stand-alone entity during the periods presented.

The following unaudited condensed financial statements are filed with this proxy statement:

Page
Unaudited Balance Sheets at March 31, 2012 and December 31, 2011 and 2010	F-2
Unaudited Statements of Operations for the three months ended March 31, 2012 and 2011 and the years ended December 31, 2011 and 2010	F-3
Unaudited Statement of Stockholders’ Net Investment for the three months ended March 31, 2012 and the years ended December 31, 2011 and 2010	F-4
Unaudited Statements of Cash Flows for the three months ended March 31, 2012 and 2011 and the years ended December 31, 2011 and 2010	F-5
Notes to Unaudited Financial Statements	F-6 - F-12

TPV BUSINESS
UNAUDITED CONDENSED BALANCE SHEETS

ASSETS
	March 31,	December 31,
	2012	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)
Current Assets:
Cash and cash equivalents	$975	$11,065	$21,519
Accounts receivables - trade, net	477,793	526,413	372,990
Prepaid expenses	15,344	3,094	6,133
Total Current Assets	494,112	540,572	400,642

Property and equipment, net	37,233	41,065	47,357
Deposits	28,534	28,649	29,392
Total Assets	$559,879	$610,286	$477,391

LIABILITIES AND STOCKHOLDERS’ NET DEFICIT

Current Liabilities:
Due to factor	$302,985	$238,966	$132,729
Accounts payable - trade	292,462	320,489	278,132
Accrued liabilities	248,865	216,870	266,106

Total Current Liabilities	844,312	776,325	676,967

Total Liabilities	844,312	776,325	676,967

Stockholders' Net Deficit	(284,433)	(166,039)	(199,576)

Total Liabilities and Stockholders’ Net Deficit	$559,879	$610,286	$477,391

The accompanying notes are an integral
part of the TPV Business Unaudited Financial Statements

TPV BUSINESS
UNAUDITED STATEMENTS OF OPERATIONS

	For the Three Months Ended:		For the Years Ended:
	March 31, 2012	March 31, 2011	December 31, 2011	December 31, 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$919,408	$870,319	$3,563,265	$3,745,876

Cost of revenues	357,303	302,175	1,293,801	1,334,272

Gross profit	562,105	568,144	2,269,464	2,411,604

General and administrative expenses	306,609	299,937	1,308,971	2,058,779

Income from Operations	255,496	268,207	960,493	352,825

Other Income (Expense):
Interest income	-	1	23	591
Interest expense	(46,333)	(24,490)	(111,218)	(11,680)
	(46,333)	(24,489)	(111,195)	(11,089)

Income before income taxes	209,163	243,718	849,298	341,736

Income tax benefit (expense) - deferred	-	-	-	-

Net Income	$209,163	$243,718	$849,298	$341,736

The accompanying notes are an integral
part of the TPV Business Unaudited Financial Statements

TPV BUSINESS
UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS’ NET DEFICIT

Balance at December 31, 2009	$559,611
Due to/from Parent	(1,100,923)
Net Income for the year ended December 31, 2010	341,736

Balance at December 31, 2010	(199,576)
Due to/from Parent	(815,761)
Net Income for the year ended December 31, 2011	849,298

Balance at December 31, 2011	(166,039)
Due to/from Parent	(327,557)
Net Income for the three months ended March 31, 2012	209,163

Balance at March 31, 2012	$(284,433)

The accompanying notes are an integral
part of the TPV Business Unaudited Financial Statements

TPV BUSINESS
UNAUDITED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2012	2011	2011	2010
Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net income	$209,163	$243,718	$849,298	$341,736

Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	5,333	6,872	29,211	55,958

Changes in assets and liabilities:
Accounts receivable - trade	48,620	(114,602)	(153,423)	207,497
Prepaid expenses	(12,250)	5,917	3,039	86,480
Deposits	115	743	743	477
Accounts payable - trade	(28,027)	208,368	42,357	163,553
Accrued liabilities	31,995	165,092	(49,236)	(18,277)
Net cash provided by operating activities	254,949	516,108	721,989	837,424

Cash flows from investing activities:
Purchase of fixed assets	(1,501)	(564)	(22,919)	(22,139)
Net cash used by investing activities	(1,501)	(564)	(22,919)	(22,139)

Cash flows from financing activities:
Settlement of intercompany balances	(327,557)	(598,963)	(815,761)	(1,100,923)
Proceeds from factoring line	764,636	614,694	2,590,867	403,025
Repayment of factoring line	(700,617)	(548,639)	(2,484,630)	(270,296)
Net cash used by financing activities	(263,538)	(532,908)	(709,524)	(968,194)

Net decrease in cash and cash equivalents	(10,090)	(17,364)	(10,454)	(152,909)

Cash and cash equivalents at beginning of period	11,065	21,519	21,519	174,428

Cash and cash equivalents at end of period	$975	$4,155	$11,065	$21,519

Supplemental disclosure of cash flow information:

Cash paid during the year for:
Interest	$46,333	$24,490	$111,217	$-

The accompanying notes are an integral
part of the TPV Business Unaudited Financial Statements

TPV BUSINESS
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates

Operations

Customer Contact Support Services

Calibrus, Inc. ("Calibrus" or the "Parent") was incorporated on October 22, 1999, in the State of Nevada.  Calibrus' principal business purpose is to operate a customer contact center for a variety of clients who are located throughout the United States (the "TPV Business" or the "Company"). The Company provides customer contact support services for various companies wishing to outsource these functions.  (See Note 2 – Concentrations of Risk).

The TPV Business provides Third Party Verification (TPV) Services, Hosted Call Recording Services and Interactive Voice Response/Voice Recognition Unit (IVR/VRU) Services to certain telecom, cable and insurance companies.

The Company has also in the past conducted outbound sales and customer service campaigns.  Although the Company does not have any current outbound calling campaign contracts it may again in the future.

Third Party Verification is the confirmation of a customer’s order by an independent third party.  This process protects both the customer, and the company selling their service, from fraud and slamming and/or cramming of products onto their lines.  Once a sale has been made the customer is transferred to an independent third party verification source such as the TPV Business that will read a pre-determined script to which the customer will answer yes or no to verify their acceptance of the service.  This service has typically been performed for telecommunications providers.

The TPV Business' Hosted Call Recording service offers a number of features necessary for a superior call recording solution.  The TPV Business' Hosted Call Recording solutions are an alternative for companies that do not wish to invest in expensive hardware, maintenance, personnel and support of a technology based call recording system.

IVR or Interactive Voice Response allows customers to offer customer service or verification services without the need of a live agent.  The TPV Business’ automated IVR/VRU verification method provides customers with a pre-determined script to comply with each client’s unique verification requirements.

Our technology provides us with the ability to provide fully-integrated live voice, data, and automated services and combinations of services out of a unified platform.  Our system’s processes and functionality allow our IT staff to easily design and build systems that satisfy client’s process requirements.  Using our technology has allowed us to develop and build customized web-based solutions incorporating call recording, “click to call” and voice message broadcast functionality.

Basis of presentation

These financial statements represent the activity of the Company’s TPV Business.  Management has used significant estimates in the allocations of assets, liabilities and expenses between corporate activity and the TPV business in the preparation of these unaudited financial statements for all periods presented.   Management believes these estimates are reasonable given the facts and circumstances.

Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates (Continued)

Presentation of Interim Information

The condensed financial statements included herein have been prepared by the TPV Business without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited financial statements of Calibrus, Inc. as of December 31, 2011.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, as permitted by the SEC, although we believe the disclosures, which are made, are adequate to make the information presented not misleading. Further, the condensed financial statements reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly our financial position at March 31, 2012, and the results of our operations and cash flows for the periods presented. The December 31, 2011 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

Interim results are subject to significant seasonal variations and the results of operations for the three months ended March 31, 2012 are not necessarily indicative of the results to be expected for the full year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include, but are not limited to, allocation of expenses to the TPV Business, the estimate of the allowance for doubtful accounts, income taxes, and depreciable lives of long lived assets.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

Accounts Receivable

The Company provides for potentially uncollectible accounts receivable by use of the allowance method.  The allowance is  provided based upon a review of the individual accounts outstanding, and the Company's prior history of uncollectible accounts receivable.  As of March 31, 2012 and December 31, 2011 and 2010, a provision for uncollectible trade accounts receivable has been established in the amount of $50,000.  The Company does not accrue interest charges or fees on delinquent accounts receivable. The accounts are generally unsecured.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets.  The average lives range from three (3) to five (5) years. Leasehold improvements are amortized on the straight-line method over the lesser of the lease term or the useful life. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred.  Betterments or renewals are capitalized when incurred. For the three months ended March 31, 2012 and 2011, depreciation expense was $5,333 and $6,872, respectively.  For the years ended December 31, 2011 and 2010, depreciation expense was $29,211 and $54,791, respectively.

 Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates (Continued)

Intangible Assets

The intangible assets are comprised of branding costs and the Company’s website. The intangible assets are being amortized using the straight-line method over its economic life, which is estimated to be seven (7) years.    As of December 31, 2010 the amount related to the Company’s branding cost and company website have been fully amortized.  Amortization expense for the year ended December 31, 2010 was $1,167.

Revenue Recognition

Revenue for inbound calls is recorded on a per-call or per-minute basis in accordance with the rates established in the respective contracts. Revenue for outbound calls is on a commission basis, with revenue being recognized as the commission is earned.  As the Company’s customers are primarily well established, creditworthy institutions, Management believes collectability is reasonably assured at the time of performance. The Company, from time to time, executes outbound sales campaigns for customers, primarily for the sale of telecommunications services.  Although this revenue source has been immaterial, the Company recognizes the commissions earned on these campaigns on a net basis in accordance with FASB ASC 605-45 Reporting Revenue Gross as a Principal versus Net as an Agent.

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets at least annually, or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Income Taxes

Calibrus files income tax returns in the U.S. federal jurisdiction, and the State of Arizona, which include the operating activity of the TPV Business.  Calibrus is subject to federal, state and local income tax examinations by tax authorities for approximately the past three years, or in some instances longer periods.

Deferred income taxes are provided using the asset and liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Net deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates at the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than fifty percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured, if any, is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  Interests and penalties associated with unrecognized tax benefits, if any, are classified as additional income taxes in the statement of operations.  During the three months ended March 31, 2012 and 2011 and the years ended December 31, 2011 and 2010 there were no interest or penalties incurred related to income taxes.

 Note 1
Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates (Continued

Fair Value of Financial Instruments

The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of accounts receivable, notes payable, accounts payable, accrued liabilities approximate fair value given their short term nature or effective interest rates.

Pending Accounting Pronouncements

There have been no accounting pronouncements or changes in accounting principles during the quarter ended March 31, 2012  or the year ended December 31, 2011 that are of significance, or potential significance, to us.

Note 2
Concentrations of Risk

During the three months ended March 31, 2012, the Company rendered a substantial portion of its services to its three largest customers representing 45%, 20% and 14% of total revenues.  As of March 31, 2012, the amounts due from these customers were $238,936, $133,569 and $77,977, respectively.

During the year ended December 31, 2011, the Company rendered a substantial portion of its services to its three largest customers representing 50%, 17% and 15% of total revenues.  As of December 31, 2011, the amounts due from these customers were $199,535, $78,813 and $202,967, respectively.

During the three months ended March 31, 2011, the Company rendered a substantial portion of its services to its three largest customers representing 60%, 20% and 10% of total revenues.  As of March 31, 2011, the amounts due from these customers were $317,811, $115,875 and $58,966, respectively.

During the year ended December 31, 2010, the Company rendered a substantial portion of its services to its two largest customers representing 68% and 17% of total revenues.  As of December 31, 2010, the amounts due from these customers were $266,261 and $72,680, respectively.

The Company maintains cash and cash equivalents at various financial institutions. Deposits not to exceed $250,000 at each financial institution are insured by the Federal Deposit Insurance Corporation.  At March 31, 2012 and December 31, 2011 and 2010, the Company had no uninsured cash and cash equivalents.

 Note 3
Property and Equipment

Property and equipment as of March 31, 2012 and December 31, 2011 and 2010 consist of the following:

	March 31,	December 31,
	2012	2011	2010

Computer hardware	$2,143,956	$2,142,455	$2,120,537
Furniture and fixtures	244,785	244,785	243,785
Leasehold improvements	156,144	156,144	156,144
Software costs	1,195,761	1,195,761	1,195,761
	3,740,646	3,739,145	3,716,227
Less: accumulated depreciation	(3,703,413)	(3,698,080)	(3,668,870)
	$37,233	$41,065	$47,357

Note 4
Due to Factor

During the year ended December 31, 2010 the Company entered into a Factoring and Security Agreement with Factors Southwest, LLC (FSW).  The agreement states that FSW will advance to the Company 80% of eligible accounts receivable upon submission to FSW for funding.  Factoring fees related to advances will equal 2.25% for the first 30-day period, .56% for the next 15-day period and .75% for each additional 30-day period following.  Advances are made with full-recourse after a 90-day period.  The maximum credit under the factoring line is $600,000 and is secured by all assets of the Company and a first priority lien filing on accounts receivable and proceeds.  All payments made by customers of the Company on factored invoices are sent directly to FSW.  For the three months ended March 31, 2012, FSW advanced a total of $764,636 of which $700,617 was repaid.  For the three months ended March 31, 2011, FSW advanced a total of $614,694 of which $548,639 had been repaid.  For the year ended December 31, 2011, FSW advanced a total of $2,590,867 of which $2,484,630 was repaid.  For the year ended December 31, 2010, FSW advanced a total of $403,025 of which $270,296 had been repaid.  The total amount due to FSW at March 31, 2012 was $302,985.  During the quarter ended March 31, 2012 the Company received an over-advance on its factoring line from Factors Southwest, LLC in the amount of $115,000.  Interest on the over-advance is 5% per 30-day period.  As of March 31, 2012 the balance of the over-advance is $105,000 and is included in the due to factor balance. Total amounts due to FSW at December 31, 2011 and 2010 was $238,966 and $132,729, respectively.  Factoring expense for the three months ended March 31, 2012 and 2011 was $46,333 and $24,490, respectively, and was included in interest expense.  Factoring expense for the years ended December 31, 2011 and 2010 was $111,217 and $11,680, respectively, and was included in interest expense.  All factored invoices are full-recourse after 90 days.

Note 5
Accrued Liabilities

	March 31,	December 31,
	2012	2011	2010

Payroll and related taxes	$69,914	$62,889	$65,618
Deferred rent	4,403	3,947	607
Accrued vacation	93,477	86,900	72,475
Accrued interest	34,460	24,296	96,600
Other accrued expenses	46,611	38,838	30,806
	$248,865	$216,870	$266,106

Note 6
Commitments and Contingencies

Operating Leases

The Company leased office space in Tempe, Arizona, under a five (5) year operating lease agreement which expired in 2010, at a rate of approximately $30,000 per month.  During the year ended December 31, 2010 the Company signed a five year extension on its leased facility and reduced the rentable square feet from 13,295 to 7,767.  As a result of this extension the Company decreased the monthly rent from approximately $30,000 per month to $12,000 per month.

The Company leased office equipment under an operating lease agreement expiring through June 2011, at the rate of approximately $754 per month.  In August 2011, the Company signed another operating lease agreement for office equipment at the rate of approximately $415 per month, expiring in July of 2016.

Total rent expense under the aforementioned operation leases was approximately $38,895 and $39,782 for the three months ended March 31, 2012 and 2011, respectively.

Total rent expense under the aforementioned operating leases was approximately $155,061 and $304,000 for the years ended December 31, 2011 and 2010, respectively.

A schedule of future minimum lease payments is as follows:

Twelve-Month Period Ending March 31,	Amount
2013	$145,971
2014	147,793
2015	149,614
2016	89,952
2017	1,646
$534,976

Employment Agreements

Calibrus has agreements with all officers and those employees identified herein as key employees.   All of our agreements contain language assigning all inventions over to Calibrus, and also contain non-compete agreements.

Additionally, on termination, if not for cause and Calibrus is cash flow and earnings positive, our officers and key employees will receive up to three months salary as severance. On a change of control of Calibrus, which results in termination of the officer or key employee and Calibrus is cash flow positive and has positive earnings per share at the time of the change of control, the officer or key employee will receive a three months salary as severance based on the officers or employees’ current salary.  Employment contracts are entered into for two, three or four year periods with automatic two, three or four one year extensions depending on the officer or key employee. Except for terms and salary, all of our employment contracts contain the same material terms.  A summary of the officers’ employment contracts are below:

Employee	Beginning Date	Annual Salary
Jeff W. Holmes	1/1/2005	$220,000
Greg W. Holmes	1/1/2005	$150,000
Kevin J. Asher	2/5/2008	$130,000
Tom Harker	1/10/2007	$140,000
Michael Brande	1/10/2007	$105,000
Michael Rae	1/10/2007	$90,000
Kelly Robinson	6/28/2004	$90,000

During the years ended December 31, 2011 and 2010, each of the employees listed above took salary decreases due to limited cash flow in the Company.  Each of the employees has agreed to waive the unpaid amounts per their respective employment agreements.

Indemnification Agreements

The Company has agreed to indemnify its officers and directors for certain events or occurrences arising as a result of the officer or director serving in such capacity. The term of the indemnification period is for the officer’s or director’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. As a result of no current or expected litigation, the Company believes the estimated fair value of these indemnification agreements is minimal and has no liabilities recorded for these agreements as of March 31, 2012, December 31, 2011 and 2010.

Note 7
Litigation

On September 13, 2010,  a former employee filed a lawsuit in the Superior Court of the State of Arizona, in and for the County of Maricopa (Case No. CV2010-027027) against the Company.  The complaint was hand-written and did not itemize the specific legal claims, but could include (1) discrimination (no statute identified), (2) failure to pay minimum wage or overtime (no statute identified), (3) retaliation, (4) assault, and (5) intentional infliction of emotional distress.  On May 22, 2011 the suit was dismissed with prejudice.

Note 8
Subsequent Events

Subsequent to March 31, 2012 the Company paid down the over-advance from Factors Southwest, LLC by $10,000.  The remaining balance of the over-advance is $95,000.

Calibrus, Inc.

Proxy

2012 Special Meeting of Stockholders

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Greg Holmes and Kevin Asher, and each or either of them, as proxies, with full power of substitution, to represent and to vote, as designated below, all shares of common stock which the undersigned is entitled to vote at the Special Meeting of the Stockholders of Calibrus, Inc. to be held on August 22, 2012 at 10:00 a.m. local time at our offices at 1225 West Washington, Suite 213, Tempe, Arizona 85281, or any adjournment thereof, hereby revoking any proxy previously given.

1.
Proposal No. 1:  To approve the sale of substantially all of the assets of the third party verification business of Calibrus, Inc., which may be deemed a sale of substantially all our assets for purposes of Nevada law:

For [  ]                                Against [  ]                                                      Abstain  [  ]

2.	Proposal No. 2: To approve the change of the name of the Company from "Calibrus, Inc." to "Fanatic Fans, Inc.":

For [  ]                                Against [  ]                                                      Abstain  [  ]

3.	Proposal No. 3: To approve the adoption of the 2012 Stock Option and Restricted Stock Plan of the Company:

For [  ]                                Against [  ]                                                      Abstain  [  ]

4.
Proposal No. 4:  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof as set forth in the Notice and Proxy Statement relating to this Special Meeting, receipt of which is hereby acknowledged.

Please sign, date and mail this proxy card promptly
Using the enclosed postage-paid envelope
(Please sign and date this card on the reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the adoption and approval of Proposals No. 1, No. 2 and No. 3. and on any other business, in the disposition of the proxies.

I authorize my proxy to vote as his discretion may dictate on the transaction of such other business as may properly come before the Special Meeting or any adjournments thereof.

Dated: ____________________________	, 2012

_______________________________________
Signature

[Votes must be indicated in black or blue ink.]

Important:	Please sign exactly as name appears below
Where shares are held by more than one owner, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Exhibit A
ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) dated June 15, 2012 (the “Effective Date”), is between CALIBRUS, INC., a Nevada corporation (“Seller”), and CALIBRUS HOSTED BUSINESS SOLUTIONS, LLC, an Arizona limited liability company (“Buyer”).

RECITALS

A.           Seller operates a third party verification business located in Tempe, Arizona (the “Business”).

B.           Buyer desires to purchase substantially all assets of Seller used to operate the Business, and Seller desires to sell such assets, in exchange for the consideration described herein.

C.           The parties hereto desire to provide for the acquisition of substantially all assets of Seller used to operate the Business by Buyer on the terms and conditions set forth in this Agreement.

AGREEMENT

The parties agree as follows:

SECTION 1.	ACQUISITION OF ASSETS; ASSUMPTION OF LIABILITIES.

1.1 Purchase and Sale of Assets.  Subject to the terms and conditions of this Agreement, at the Closing (defined below), Seller will sell, assign, transfer and convey to Buyer, free and clear of any liens, security interests, encumbrances, mortgages, pledges or other defects of title other than permitted encumbrances, if any, and Buyer will purchase from Seller, all of Seller’s right, title and interest in and to the assets listed below, all of which are used exclusively by Seller to operate the Business and constitute all of the assets required to operate the Business as of the Effective Date (collectively, the “Purchased Assets”):

(a) the assets listed on Schedule 1.1(a) attached hereto;

(b) any and all customer lists related to the Business;

(c) the service provider contracts and agreements listed on Schedule 1.1(c) ("Assumed Contracts"); and

(d) all intellectual property related to the Business, including, without limitation, the “Calibrus” trade name and trademarks used in the Business and certain software upgrades and add-ons made by Seller to certain of its software used in connection with the Business.  Seller will take any and all action necessary to transfer the foregoing trade name, trademarks and software upgrades and add-ons to Buyer at Closing, including, but not limited to, filing Articles of Amendment (or a similar instrument) with the Nevada Secretary of State and Arizona Corporation Commission, thereby changing the name of Seller.

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1.2 Excluded Assets.  Other than the Purchased Assets subject to Section 1.1, Buyer expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, any other assets or properties of Seller, and all such other assets and properties shall be excluded from the Purchased Assets (the "Excluded Assets").  Excluded Assets include, but are not limited to, the following assets and properties of Seller:

(a) cash, cash equivalents, investments, bank accounts, security deposits and safe deposit boxes of Seller, except for any of the foregoing that are derived from the Purchased Assets after the Closing;

(b) accounts receivable of Seller, except for accounts receivable derived from the Purchased Assets after the Closing.  With respect to accounts receivable of Seller derived from the Purchased Assets prior to the Closing (the “Pre-Closing A/R”), on or prior to the Closing Date, Seller will prepare invoices and a schedule listing all Pre-Closing A/R and deliver such invoices to both the customers and to Buyer.  After Closing, Buyer will collect all Pre-Closing A/R and remit such amounts to Seller as Buyer receives such amounts.  Seller agrees that the provisions of Section 10.2 will apply with respect to Seller contacting any customer listed on the Pre-Closing A/R schedule prepared under this Section 1.2(b);

(c) claims relating to Seller prior to Closing, including without limitation, those for income tax refunds and insurance payments; and

(d) any and all assets not constituting a Purchased Asset.

For avoidance of doubt, the Excluded Assets are listed on Schedule 1.2 attached hereto. With respect to any cash, cash equivalents, or accounts receivables derived from the Purchased Assets after Closing, any such amounts received by Seller will be immediately payable to Buyer without demand, deduction, or setoff.

1.3 Assumed Liabilities.  Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge when due any and all liabilities and obligations of Seller arising out of or relating to the Business or the Purchased Assets on or after the Closing, other than the Excluded Liabilities (collectively, the "Assumed Liabilities"), including, without limitation, the following:

(a) all the liabilities and obligations related to or arising out of the operation of the Purchased Assets on and after the Closing Date; and

(b) all liabilities and obligations to be performed or discharged after the Closing pursuant and related to the Purchased Assets.

1.4  Excluded Liabilities.   Buyer assumes only the Assumed Liabilities and no other liabilities associated with Seller or the operation of the Business.  Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities, Buyer will not assume, or otherwise be responsible for, any of Seller’s liabilities or obligations, whether actual or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, or related or unrelated to the Business or the Assets, whether arising out of occurrences prior to, at, or after the Closing Date (collectively, “Excluded Liabilities”).

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1.5  Taxes.  All sales, use, transfer, documentary, stamp, excise, privilege, income, or other similar taxes payable as a result of the consummation of the transactions contemplated hereby will be paid by Seller.  Seller will indemnify, defend, protect, and hold Buyer and its managers, members, directors, officers, and employees harmless for, from, and against any liabilities that may be assessed against Buyer for taxes, interest, or penalties payable as a result of the consummation of the transactions contemplated herein.

SECTION 2.	CONSIDERATION; INVESTIGATION PERIOD; CLOSING.

2.1 Consideration.  The consideration for the Purchased Assets (the “Purchase Price”) is the payment of Three Million Dollars ($3,000,000), subject to the adjustments set forth below, payable as follows:

(a) On the Closing Date, Buyer will pay Seller the amount of Two Million Dollars ($2,000,000) in cash, cashier’s check, or immediately available funds, subject to adjustment for any amounts unpaid by Seller to Buyer under that certain Senior Multiple Advance Promissory Note, dated April 26, 2012, executed by Seller, as Maker, in favor of Buyer, as Holder, subsequently replaced by that certain Amended and Restated Senior Multiple Advance Promissory Note dated June 15, 2012 executed by Seller, as Maker, in favor of Buyer, as Holder (the “Buyer Note”), and that certain Senior Multiple Advance Promissory Note, dated June 15, 2012, executed by Seller, as Maker, in favor of Marcus Shotey, as Holder (the “Shotey Note”) (the Buyer Note and the Shotey Note are collectively referred to herein as the “Pre-Closing Note”).  The initial payment described in this Section 2.1(a) will be reduced by the amount, if any, outstanding and payable to Buyer under the Pre-Closing Note and the Pre-Closing Note will then be cancelled and treated as paid in full.

(b) Within thirty (30) days after the end of the twelve (12) month period immediately following the Closing Date, Buyer will pay Seller the amount of Five Hundred Thousand Dollars ($500,000) in cash, cashier’s check, or immediately available funds (the “Twelve Month Payment”), subject to the adjustment provided for in this Section 2.1(b).  Within thirty (30) days after the end of the twelve (12) month period immediately following the Closing Date, Buyer will calculate the gross revenues received from all of the existing customers of the Business as of the Closing Date and from six prospective customers of the Business that Seller has actively engaged or can demonstrate proof of active engagement for new business as listed on Schedule 2.1 hereto (collectively, the "Business Customers") for the twelve (12) month period beginning on the Closing Date and ending on the last day of the twelfth month following the Closing Date (the “Twelve Month Revenue”). If the Twelve Month Revenue is equal to $3,500,000, then there will be no adjustment to the Twelve Month Payment. If the Twelve Month Revenue is less than $3,500,000, the Twelve Month Payment will be reduced by the amount of $1.25 for every $1.00 the Twelve Month Revenue is less than $3,500,000. If the Twelve Month Revenue is equal to or less than $3,100,000, Buyer will not owe the Twelve Month Payment to Seller.  If the Twelve Month Revenue is greater than $3,500,000, the Twelve Month Payment will be increased by the amount of $0.20 for every $1.00 the Twelve Month Revenue is greater than $3,500,000 until the Twelve Month Revenue equals or exceeds $5,000,000, at which time no further payments will be due Seller under this Section 2(b).  With respect to the Business Customers listed on Schedule 2.1, if any of the prospective customers become customers of the Business prior to the Closing Date, the Seller shall have the right to substitute a new prospective customer for each customer listed below that became a customer of the Business.

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(c) Within thirty (30) days after the end of the eighteen (18) month period immediately following the Closing Date, Buyer will pay Seller the amount of Five Hundred Thousand Dollars ($500,000) in cash, cashier’s check, or immediately available funds (the “Eighteen Month Payment”), subject to the adjustment provided for in this Section 2.1(c).  Within thirty (30) days after the end of the eighteenth month following the Closing Date, Buyer will calculate the gross revenues received from the Business Customers for the twelve (12) month period beginning on the first day of the seventh month following the Closing Date and ending at the end of the eighteenth month following the Closing Date (the “Eighteen Month Revenue”).  If the Eighteen Month Revenue is equal to $3,500,000, then there will be no adjustment to the Eighteen Month Payment.  If the Eighteen Month Revenue is less than $3,500,000, the Eighteen Month Payment will be reduced by the amount of $1.25 for every $1.00 the Eighteen Month Revenue is less than $3,500,000. If the Eighteen Month Revenue is equal to or less than $3,100,000, Buyer will not owe the Eighteen Month Payment to Seller.  If the Eighteen Month Revenue is greater than $3,500,000, the Eighteen Month Payment will be increased by the amount of $0.20 for every $1.00 the Eighteen Month Revenue is greater than $3,500,000 until the Eighteen Month Revenue equals or exceeds $5,000,000, at which time no further payments will be due Seller under this Section 2(c).
(d) Notwithstanding anything herein to the contrary, Buyer will have the right to offset the Twelve Month Payment or the Eighteen Month Payment due Seller to the extent Seller breaches any representation or warranty of Seller contained in this Agreement, provided, that, Buyer shall first provide notice of such alleged breach and intent to offset ("Notice of Offset") to Seller.  Upon receipt of the Notice of Offset, the parties shall have a fifteen (15) day period in which to resolve the potential offset, if any, provided however, that, Buyer shall pay the Twelve Month Payment and Eighteen Month Payment when due, less the disputed potential offset amount.  If the parties are unable to resolve the potential offset, then the parties shall utilize the arbitration process set forth in Section 8.6 of this Agreement to resolve the amount of the offset, if any.  The amount of offset shall not exceed the amount of damages caused to Buyer (including reasonable attorneys’ fees and court costs) as a result of any such breach of a Seller representation or warranty contained in this Agreement and shall be determined by agreement of the parties or through the arbitration process, as set forth above.

2.2 Closing and Closing Date.  The closing of the purchase and sale provided for in this Agreement (the “Closing”) will be held on or before August 31, 2012 (“Closing Date”) at the offices of Gallagher & Kennedy, P.A. in Phoenix, Arizona, or such other date or location that the parties agree to in writing, after the satisfaction or waiver of the conditions to Closing specified in Section 7 hereof (other than those conditions that are normally performed at the Closing, but subject to the satisfaction or waiver of such conditions); provided, however, that the Closing Date shall be automatically extended up to a maximum of forty-five (45) additional days if required in order to comply with any regulatory requirements of the United States Securities Exchange Commission.  Seller shall provide written notice to Buyer of any such required extension.

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2.3 Allocation of Consideration.  The consideration for the Purchased Assets will be allocated to Seller and among the Purchased Assets as specified on Schedule 2.3.  Within ninety (90) days following the Closing, Buyer will prepare and submit to Seller an Internal Revenue Form 8594 (relating to purchase price allocation), prepared in accordance with such allocation.  Seller and Buyer will prepare their respective federal, state and local tax returns and reports employing the allocation made pursuant to this Section 2.3 and will not take a position in any tax proceeding or audit or otherwise that is inconsistent with such allocation.  Seller and Buyer will give prompt notice to each other of the commencement of any tax audit or the assertion of any proposed deficiency or adjustment by any tax authority or agency that challenges such allocation.

SECTION 3.	REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller represents and warrants to Buyer that the following are true, accurate, and correct as of the Effective Date and as of the Closing Date:

3.1 Organization and Authorization.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and all other states in which Seller conducts its business.  Seller has the requisite power and authority to execute and deliver this Agreement and perform its obligations thereunder.  This Agreement has been duly and validly authorized, executed, and delivered by Seller and constitutes the legal, valid, and binding obligations of Seller, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles, and the discretion of courts in granting equitable remedies.

3.2 Ownership of the Assets.  Except as disclosed on Schedule 3.2, Seller owns and has valid title to and ownership of the Purchased Assets, free and clear of any lien, security interest, encumbrance, mortgage, pledge, or other defect of title.  On or prior to the Closing Date, Seller shall cause any liens, security interests, encumbrances, mortgages, pledges or other defects of title encumbering the Purchased Assets to be released.

3.3 No Violation or Conflict.  Neither the execution and delivery of this Agreement, nor the performance of its obligations hereunder, by Seller is a violation of any provision of its articles of incorporation or bylaws, or any law, rule, regulation, order, writ, injunction, judgment, decree, contract, or other obligation to which it is a party or to which it or the Purchased Assets are subject.

3.4 Licenses and Permits.  Schedule 3.4 sets forth all licenses, permits, authorizations, franchises, and certifications of governmental and non-governmental authorities held by Seller that are material to Seller or the Business.  Seller is in compliance in all material respects with all such licenses, permits, authorizations, franchises, and certifications, all of which are in full force and effect.  There are no other licenses, permits, authorizations, franchises, or certifications that are material to Seller or the Business that Seller is required to obtain.  Seller does not know of any threatened suspension, revocation, or invalidation of any such licenses, permits, authorizations, franchises, or certifications, or any basis therefore.

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3.5 Consents.  Except as disclosed on Schedule 3.5, no consent or approval by, or filing with, any governmental authority or any other Person is required in connection with the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby.

3.6 Adverse Proceedings.  Except as disclosed on Schedule 3.6, there are no actions, suits, proceedings, or arbitrations pending or, to the Knowledge of Seller (defined below), threatened against Seller that would materially adversely affect the Purchased Assets or any portion thereof.

3.7 Condition of the Purchased Assets.  All of the tangible Purchased Assets are free from material defects and are in good operating condition and repair, normal wear and tear excepted.

3.8 Taxes.  All federal, state, county, and local tax and other returns and reports required and due to be filed with respect to Seller, the Purchased Assets, or both have been filed, and all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever, including, without limitation, ad valorem taxes (collectively, “Taxes”) have been paid, or adequate provision for the payment thereof has been made.  Buyer will not be responsible for, and Buyer specifically assumes no obligations to pay, any Taxes or any other similar liability or obligation of Seller.  To the Knowledge of Seller, Seller is not in default of the payment of any Taxes due or payable or of any assessments received in respect thereof and Seller has not waived any statute of limitations in connection with, or granted any extension of a period for the assessment of, any Tax.

3.9 Environmental Matters.  To the Knowledge of Seller, the conduct of Seller’s operations and its operation of the Business, have at all times complied in all material respects with all applicable foreign, federal, state and local statutes, laws, ordinances, judgments, decrees, orders, rules, regulations, policies and guidelines relating to pollution, environmental protection, hazardous substances, human health and safety, and related matters (collectively, the “Environmental Legal Requirements”).  Seller has not received any notice from any governmental authority or any other Person of any alleged violation or noncompliance by Seller or of any liabilities or potential liabilities of Seller arising under the Environmental Legal Requirements.  For purposes of this Section 3.9, “hazardous substance “ means oil or any other substance which is included within the definition of a “hazardous substance,” “pollutant,” “toxic substance,” “toxic waste,” “hazardous waste,” “contaminant,” or other words of similar import in any federal or state environmental law, statute, ordinance, rule or regulation.

3.10 No Finders or Brokers.  Except as set forth on Schedule 3.10, Seller has not engaged any finder or broker in connection with the transactions contemplated hereunder.

3.11 Real Property.

(a) Owned Real Property.  Seller does not own any real property.

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(b)  No Other Leases.  Except as specifically disclosed on Schedule 3.11, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to purchase, use or occupy real property in connection with the operation of the Business.  Schedule 3.11 sets forth a true and complete list of each location of real property leased, subleased, or licensed to Seller with respect to the Business.  Seller has delivered to Buyer true and complete copies of the leases, subleases, or other agreements relating to such leased real property, including all amendments, supplements, modifications, and guaranties associated therewith (each a “Real Property Lease”).  After the Effective Date, no Real Property Lease will be modified or supplemented without Buyer’s prior written consent.  Except as specifically disclosed on Schedule 3.11, each Real Property Lease is in full force and effect and is valid and enforceable against the landlord of each such Real Property Lease in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, or creditor’s rights laws.  Except as set forth on Schedule 3.11, Seller is not in receipt of any notice of default pursuant to any Real Property Lease, no rentals are past due and to the Knowledge of Seller, no conditions exist which with the giving of notice or the lapse of time or both would constitute a default under a Real Property Lease by any party thereto.

3.12  Financial Statements.  Attached hereto as Schedule 3.12(a) are the audited financial statements of Seller as of December 31, 2011 (the "Audited Financial Statements") and the unaudited financial statements of Seller for the quarter ended March 31, 2012 (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the “Financial Statements”).  Attached hereto as Schedule 3.12(b) are the unaudited pro forma financial statements relating to the Business (the "Pro Forma Financials"). The Audited Financial Statements (a) are consistent with the underlying books and records of Seller, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and (c) fairly and accurately present the assets, liabilities (including all reserves) and financial position of the Business as of the respective dates thereof and the results of operations and changes in cash flows for the periods then-ended.  The Unaudited Financial Statements (a) are consistent with the underlying books and records of Seller, and (b) fairly and accurately present the assets, liabilities (including all reserves) and financial position of the Business as of the respective dates thereof and the results of operations and changes in cash flows for the periods then-ended. At the respective dates of the Financial Statements and except as set forth on Schedule 3.12, there were no liabilities of Seller (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes) which, in accordance with generally accepted accounting principles, should have been shown or reflected in the Financial Statements or the notes thereto, which are not shown or reflected in the Financial Statements or the notes thereto.

3.13  Compliance with Law.  To the Knowledge of Seller, Seller’s conduct of the Business has not violated in any respect and is in compliance in all respects with any and all local, state, federal, and foreign laws, statutes, ordinances, regulations, rules, codes, decisions, decrees, and orders. Seller has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances, or other laws.

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3.14  Intellectual Property.  Schedule 3.14 lists all of Seller’s intellectual property (collectively, the “Intellectual Property”).  Except as set forth on Schedule 3.14, (i) no Person has a right to receive a royalty or similar payment in respect of any of the Intellectual Property, (ii) Seller has no licenses granted, sold, or otherwise transferred by or to it or other similar agreements to which it is a party, restricting or limiting Seller’s rights, in whole or in part, to any of the Intellectual Property, and (iii) Seller owns or controls and has the sole right to use the Intellectual Property.  Seller has taken commercially reasonable steps to protect the Intellectual Property from infringement by any other Person.  To the Knowledge of Seller, Seller’s use of the Intellectual Property is not infringing upon or otherwise violating the rights of any third party.

3.15  Employees.  Schedule 3.15 sets forth (i) a list of all employees of Seller, and their wage rates or salaries, as of the Effective Date, (ii) the dates of employment for such employees, and (iii) a list of each contract, plan, arrangement, policy, program or commitment, whether oral or written, providing for insurance coverage (including, without limitation, any self-insured arrangements), workers’ compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, dental, disability or accident benefits or for deferred compensation, pension, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits (collectively, “Employee Plans”).  Seller has paid all benefits due to its employees at any time under its Employee Plans.  Seller complies and has complied in all material respects with all applicable laws respecting employment, and, no administrative charges, claims, controversies, investigations, or suits are pending or threatened, with respect to such laws or regulations, either by private individuals or by any governmental authority.

3.16  Insurance.  Schedule 3.16 sets forth and describes all policies of insurance which are maintained by Seller and which relate to the Purchased Assets, and all of such policies of insurance are in good standing, valid and subsisting, and in full force and effect in accordance with their terms and Seller is not in default with respect to its payment obligations under any such policies.  Seller has not been refused any insurance with respect to the Purchased Assets or the Business, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried.

3.17  Customers.  Schedule 3.17 sets forth the top ten (10) customers of Seller (based on dollar amounts of services purchased from Seller) for the twelve (12) months ended March 31, 2012 (the “Material Customers”) and the amounts for which such Seller invoiced such Material Customers during such period.  Except as set forth on Schedule 3.17, (i) all Material Customers continue to be customers of Seller in connection with the Business, (ii) Seller has not received any notice, nor does Seller have knowledge, that any Material Customer will reduce materially its business with Seller in connection with the Business from the levels achieved during the twelve (12) months ended March 31, 2012, (iii) no Material Customer has terminated its relationship with Seller in connection with the Business or, threatened to do so, (iv) no Material Customer has modified or, indicated that it intends to modify its relationship with Seller in connection with the Business in a manner that is less favorable in any material respect to Seller, or, to the Knowledge of Seller, indicated it will not agree to do business on such terms and conditions at least as favorable as the terms and conditions provided to Seller on March 31, 2012, and (v) Seller is not involved in any material claim, dispute, or controversy with any Material Customer.  Since March 31, 2012 and except as otherwise set forth on Schedule 3.17, there has been no other material adverse change in the relationship between Seller and any Material Customer.

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3.18  Assumed Contracts.  All of the Assumed Contracts which will be assigned by Seller and assumed by Buyer and listed on Schedule 3.18 are valid and in full force and effect.  Seller has duly performed all of its obligations under the Assumed Contracts to the extent those obligations to perform have accrued and no violation of, or default or breach under any Assumed Contracts by Seller or, to the Knowledge of Seller, any other party has occurred and neither Seller nor any other party has repudiated any provisions thereof.  No event or action has occurred, is pending, or, to the Knowledge of Seller, is threatened, which, after the giving of notice, the lapse of time, or otherwise, will result in a breach or default in any material respect by Seller, or, to the Knowledge of Seller, any other person, under any Assumed Contract.

3.19  Disclosure.  Neither this Agreement nor any of the Schedules or Exhibits hereto contains or will contain when delivered at Closing any untrue statement by Seller of a material fact or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

3.20  No Other Representations and Warranties.  Except for the representations and warranties contained in this Section 3 (including the related portions of the relevant Schedules), neither Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller.

SECTION 4.	REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the date of this Agreement and as of the Closing Date as follows:

4.1  Organization and Authorization.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona, and has the requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.  This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject to applicable bankruptcy and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable relief.

4.2  No Violation or Conflict.  Neither the execution nor delivery of this Agreement, nor the performance of its obligations hereunder, by Buyer is a violation of any provision of any law, rule, regulation, order, writ, injunction, judgment or decree.

4.3  Consents.  No consent or approval by, or filing with, any governmental authority or any other Person is required in connection with the execution and delivery by Buyer of this Agreement or for consummation by Buyer of the transactions contemplated hereby.

4.4  Brokers.  Buyer has not engaged any finder or broker in connection with the transactions contemplated hereunder.

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4.5   Sufficiency of Funds.  Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price in accordance with the provisions of Section 2.1 and consummate the transactions contemplated by this Agreement.

4.6           Solvency.  Immediately after giving effect to the transactions contemplated hereby, Buyer shall be solvent and shall:  (a) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (b) have adequate capital to carry on its business.  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay, defraud either present or future creditors of Buyer or Seller.  In connection with the transactions contemplated hereby, Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

4.7           Independent Investigation.  Buyer has conducted its own independent investigation, review and analysis of the Business and the Purchased Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Section 3 of this Agreement (including related portions of the relevant Schedules); and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the Business, the Purchased Assets or this Agreement, except as expressly set forth in Section 3 of this Agreement (including the related portions of the relevant Schedules).

SECTION 5.	COVENANTS OF SELLER; CERTAIN OTHER MATTERS.

5.1 Representations and Warranties.  Until the Closing Date, Seller will not take any action that would cause any of the representations and warranties made by Seller in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

5.2 Confidential Information.  Seller will not, and will cause all Affiliates (defined below) not to, directly or indirectly, use or disclose to any third Person, any confidential or proprietary information relating to Buyer, except as required by law.

5.3 Due Diligence Review.  Seller will, at all reasonable times prior to the Closing Date, make all aspects of the Business reasonably available for examination by the Buyer’s officers or agents, including, but not limited to, Persons having business relationships with Seller, including Material Customers and vendors of the Business, as Buyer will reasonably determine.  Buyer will provide reasonable prior notice to Seller if it desires to meet with any Person having a business relationship with Seller.  Any examination of the Business will be conducted, to the extent practicable, (i) after reasonable notice and during normal business hours, (ii) under the supervision of Seller’s personnel, (iii) in such a manner as to maintain the confidentiality of the transactions contemplated hereby, and (iv) without unreasonably interfering with the operations of the Business.  No such examination, inspection, or review by Buyer or its representatives will in any way affect, diminish, or terminate any of the representations, warranties, or covenants of Seller expressed in this Agreement.   Without limiting the generality of the foregoing, Buyer and Seller acknowledge and agree that Buyer’s examination will include confirming the business relationship of the customers of the Business.

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5.4 Consents.   To the extent consents are required under any Assumed Contract, Seller will use all commercially reasonable efforts (with the reasonable assistance of Buyer) to obtain the written consent, authorization, or approval to the assignment by Seller to Buyer of the Assumed Contracts prior to the Closing Date.

5.5 No Alternative Transactions.  Seller will (i) not directly, or indirectly through any manager, officer, director, shareholder, partner, employee, agent or advisor of Seller, solicit, initiate, pursue, or encourage (by way of furnishing information or otherwise) any inquiries or proposals, or enter into any discussions, negotiations, or agreements (whether preliminary or definitive) with any Person, contemplating or providing for any merger, acquisition, purchase, or sale of the stock of Seller or any material part of the assets of Seller (any thereof, an “Alternative Proposal”); (ii) deal exclusively with Buyer with respect to the sale of the Business and the Assets; and (iii) notify Buyer within 24 hours upon receipt by Seller or its Affiliate, member, partner, manager, officer, director, shareholder, employee or agent of Seller of any Alternative Proposal.

5.6 Conduct of Business Pending the Closing.  From the Effective Date until the Closing, except as otherwise provided in this Agreement or approved in writing by Buyer, Seller will comply with the following covenants:

(a) No Material Changes; Compliance with Laws.  Seller will carry on the Business and maintain the Business in the ordinary course of business and in substantially the same manner as heretofore conducted.  Seller will duly comply with all laws applicable to the Business or the Purchased Assets.

(b) Related Party Transactions.  Seller will not enter into any transaction, including, without limitation, the leasing of property, the purchase or sale of goods or services, or the borrowing or lending of money with any Affiliate that relates to or is likely to effect the Purchase Assets.

(c) No Encumbrances.  Seller will not suffer or permit the creation of any lien or encumbrance upon any of the Purchased Assets.

(d) Intellectual Property.  Seller will duly maintain all the Intellectual Property, and with respect to each item of pending, issued, or registered Intellectual Property, will fully and diligently prosecute and not allow abandonment of such item of Intellectual Property.

(e) Maintenance of Assumed Contracts.  Seller will not change, amend, terminate, or otherwise modify any material term of any Assumed Contract in connection with, or in any way relating to, the Business, to which Seller is a party.

(f) Maintenance of Insurance.  Seller will maintain all of the insurance policies in effect as of the date hereof unless replaced by policies which are substantially comparable to such policies.

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SECTION 6.                                COVENANTS OF BUYER.

6.1           Representations and Warranties.  Until the Closing Date, Buyer will not take any action that would cause any of the representations and warranties made by Buyer in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

6.2           Confidential Information.  Buyer will not, and will cause all Affiliates not to, directly or indirectly, use or disclose to any third Person, any confidential or proprietary information relating to Seller, except as required by law.

SECTION 7.	CLOSING DELIVERIES; CONDITIONS TO CLOSING; CLOSING COSTS AND PRORATIONS

7.1           Closing Deliveries.

(a)           At Closing, Buyer will deliver all of the following:

(i)           the various certificates, instruments, and documents referred to in Section 7.3 below; and

(ii)           such other documents or instruments of conveyance or transfer as may be reasonably requested by Seller, each in form or substance satisfactory to Seller and executed by Buyer.

(b)           At Closing, Seller will deliver all of the following:

(i)           the various certificates, instruments, and documents referred to in Section 7.2 below;

(ii)           company resolutions from the board of directors and shareholders of Seller authorizing the transactions contemplated hereby;

(iii)           a non-foreign affidavit properly executed and containing such information as is required by IRC Section 1445(b)(2) and its regulations; and

(iv)           such other documents or instruments of conveyance or transfer as may be reasonably requested by Buyer, each in form or substance satisfactory to Buyer and executed by Seller.

7.2           Conditions to Obligations of Buyer.  Unless waived in writing by Buyer, the obligation of Buyer hereunder to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)           Representations and Warranties True. The representations and warranties of Seller contained in this Agreement will be true and accurate in all material respects on and as of the Closing Date with the same effect as though made on and as of such date.

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(b)           Covenants Performed.  Seller will have performed and complied in all material respects with the covenants, agreements and conditions required to be performed or complied with by it hereunder on or prior to the Closing Date.

(c)           Compliance Certificate.  Buyer will have received a certificate of Seller certifying as to the matters set forth in Sections 7.2(a) and (b) above.

(d)           Required Consents Received.  Seller will have obtained and delivered to Buyer copies of all required consents listed on or required to be listed on Schedule 3.5, and no such required consents will have been withdrawn, suspended or conditioned.

(e)           Bill of Sale.  Seller will have delivered to Buyer an executed Bill of Sale in substantially the form attached hereto as Schedule 7.2(e).

(f)           Assignment and Assumption of Contracts.  Seller will have delivered to Buyer an executed Assignment and Assumption of Contracts in substantially the form attached hereto as Schedule 7.2(f).

(g)           Assignments of Intellectual Property.  Seller will have delivered to Buyer assignments of intellectual property, in recordable form to the extent necessary to assign such rights, each in a form reasonably acceptable to Buyer.

(h)           Employment Agreements. Seller will have caused each of Tom Harker, Kelly M. Robinson, Michael Brande and Mike Rae (each individually a “Key Employee” and collectively, the “Key Employees”) to execute and deliver to Buyer an employment agreement in form and substance satisfactory to Buyer.  At such time as the form of employment agreement is agreed upon, Schedule 7.2(h) to this Agreement will be updated to include such form of employment agreement.

(i)           Release of Factors Southwest Lien.  Seller will cause the liens encumbering the Purchased Assets in favor of Factors Southwest, LLC, as secured party, to be released in full.  Such release will include, without limitation, the filing of UCC-3 termination statements with the Nevada Secretary of State and Arizona Secretary of State along with terminations of any credit or factoring agreements between Seller and Factors Southwest, LLC.

(j)           Shareholder Approval.  Seller will have received approval and consent of the required number of shareholders under Nevada law to consummate the transaction contemplated by this Agreement and such consent will not have been withdrawn, suspended or conditioned.  Seller will certify such shareholder approval in writing to Buyer on or before the Closing Date.

(k)           Telephone and Internet.  Seller will have delivered to Buyer an assignment of all telephone numbers, facsimile numbers and internet addresses currently used in the Business, including the execution of all documents and the performance of any steps reasonably required by the applicable telephone company or internet domain registrar to effect such an assignment.

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(l)           Required Contract Renewals Received.  Seller will have obtained and delivered to Buyer copies of all required Business Customer contract renewals as listed Schedule 3.5.

7.3           Conditions to Obligations of Seller.  Unless waived in writing by Seller, the obligation of Seller hereunder to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions:

(a)           Representations and Warranties True. The representations and warranties of Buyer contained in this Agreement will be true and accurate in all material respects on and as of the Closing Date with the same effect as though made on and as of such date.

(b)           Covenants Performed. Buyer will have performed and complied in all material respects with the covenants, agreements and conditions required to be performed or complied with by it hereunder on or prior to the Closing Date.

(c)           Compliance Certificate.  Seller will have received a certificate of Buyer certifying as to the matters set forth in Sections 7.3(a) and (b) above.

(d)           Bill of Sale.  Buyer will have delivered to Seller an executed Bill of Sale in substantially the form attached hereto as Schedule 7.2(e).

(e)           Assignment and Assumption of Contracts.  Buyer will have delivered to Seller an executed Assignment and Assumption of Contracts in substantially the form attached hereto as Schedule 7.2(f).

(f)           Shareholder Approval.  Seller will have received approval and consent of the required number of shareholders under Nevada law to consummate the transaction contemplated by this Agreement and such consent will not have been withdrawn, suspended or conditioned.

7.4           Cooperation.  Seller and Buyer will use commercial reasonably efforts, and will cooperate fully with each other, to comply as soon as practicable with all governmental requirements applicable to, or necessary for the consummation of, the transactions contemplated hereby.  Seller and Buyer will provide such information and communications to governmental authorities as such governmental authorities may request, including Seller cooperating with Buyer in the transfer or application for permits and licenses required to operate the Business and reasonably cooperating in the resolution of the administrative actions (if any) brought before such governmental authorities.

SECTION 8.	INDEMNIFICATION.

8.1           Indemnification by Seller.  Seller will indemnify, defend, protect and hold harmless Buyer, its Affiliates and their respective shareholders, managers, directors, officers, employees, representatives and members (“Buyer Indemnitees”) for, from and against any and all losses, costs, expenses, claims, damages, actions, suits, proceedings, hearings, investigations, charges, complaints, demands, injunctions, judgments, orders, decrees, rulings, directions, dues, penalties, fines, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, and fees, court costs, reasonable obligations and liabilities, including interest, penalties and reasonable

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attorneys fees and disbursements (“Damages”), arising out of, based upon or otherwise in respect of:

(a)             any inaccuracy in or breach of any representation or warranty of Seller made in or pursuant to this Agreement;

(b)             any breach or nonfulfillment by Seller of any covenant or obligation contained in this Agreement;

(c)             any and all liabilities, claims, damages, costs or expenses arising under any Assumed Contract as a result of obligations and duties of Seller under any Assumed Contract arising or occurring prior to the Closing Date; and

(d)             other than the Assumed Liabilities, any liability relating to Seller’s operation of the Business or ownership of the Purchased Assets prior to the Closing Date.

8.2           Indemnification by Buyer.  Buyer will indemnify, defend, protect and hold harmless Seller, its Affiliates and their officers, directors, employees, representatives and shareholders (“Seller Indemnitees”) for, from and against any and all Damages, arising out of, based upon or otherwise in respect of:

(a)           any inaccuracy in or breach of any representation or warranty of Buyer made in or pursuant to this Agreement;

(b)           any breach or nonfulfillment by Buyer of any covenant or obligation contained in this Agreement;

(c)           any and all liabilities, claims, damages, costs or expenses arising any Assumed Contract as a result of obligations and duties of Seller under any Assumed Contract arising or occurring after the Closing Date; and

(d)           the Assumed Liabilities and any liability relating to the operation of the Purchased Assets as of or after the Closing Date.

8.3           Defense of Claims. If a claim for damages (a “Claim”) is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a “Claim Notice”) to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to damages for which indemnification may be sought under this Section 8; provided, that the omission by any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its indemnification obligation under this Section 8 except to the extent that such omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged as a result of such failure to give notice.  After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice (which shall be reasonably acceptable to the indemnified party) to handle and defend the same, at the indemnifying party’s cost, risk and expense unless

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the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party; provided, that the indemnified party may participate in such defense, but only at such indemnified party’s expense pursuant to this Section 8.3, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld.  In any event, Seller and Buyer shall cooperate in the defense of any action or claim subject to this Section 8 and the records of each shall be available to the other with respect to such defense.

8.4           Monetary Limitations.  Seller will not be obligated to indemnify the Buyer Indemnitees hereunder until the aggregate amount of Damages suffered by the Buyer Indemnitees exceeds Fifty Thousand Dollars ($50,000) (the “Indemnification Threshold”); provided, however, that indemnification for Damages arising out of, resulting from or relating to a breach of any representation or warranty from fraud or willful misrepresentation shall not be subject to the Indemnification Threshold.

The Indemnification Threshold will not apply to Buyer’s right to offset the Twelve Month Payment or Eighteen Month Payment due Seller to the extent Seller breaches any representation or warranty of Seller contained in this Agreement as set forth in Section 2.1(d).

(a)                 Once the aggregate amount of Damages suffered by the Buyer Indemnitees exceeds the Indemnification Threshold, the Buyer Indemnitees shall be entitled to indemnification from and against all Damages relating back to the first dollar.

(b)                 Notwithstanding the foregoing, the maximum amount of Damages payable to the Buyer Indemnitees hereunder with respect to indemnification hereunder is equal to the amount of the Purchase Price that has been actually received by the Seller as of the date of such Claim (the “Indemnification Cap”), except that the Indemnification Cap shall not apply to any Damages arising out of, resulting from or relating to a breach of any representation or warranty from fraud or willful misrepresentation by the Seller.  Buyer shall have the right to offset any Damages in excess of the Indemnification Cap against the Twelve Month Payment or Eighteen Month Payment due Seller in accordance with Section 2.1(d).

(c)                 Buyer shall not be obligated to indemnify the Seller Indemnitees hereunder with respect to breaches of representations or warranties until the aggregate amount of Damages suffered by the Seller Indemnitees relating to breaches of representations or warranties exceeds the Indemnification Threshold.  Once the aggregate amount of such Damages suffered by the Seller Indemnitees exceeds the Indemnification Threshold, the Seller Indemnitees shall be entitled to indemnification from and against all Damages relating back to the first dollar; provided, however, that indemnification for Damages arising out of, resulting from or relating to a breach of any representation or warranty from fraud or willful misrepresentation shall not be subject to the Indemnification Threshold.  The maximum amount for which Buyer is obligated to indemnify the Seller Indemnitees hereunder with respect to breaches of representations and warranties is an amount equal to the Indemnification Cap; provided, however, that indemnification for Claims arising out of, resulting from or relating to a breach of any

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representation or warranty from fraud or willful misrepresentation shall not be subject to the Indemnification Cap.

(d)           In no event shall any indemnifying party be liable to any indemnified party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(e)           Each indemnified party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Damages upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Damage.

(f)           Seller shall not be liable under this Section 8 for any Damages based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement if Buyer has knowledge of such inaccuracy or breach prior to the Closing.

8.5           Survival of Representations and Warranties.  The representations and warranties of the parties contained in this Agreement will survive the Closing until two (2) years from the Closing Date.

8.6           Dispute Resolution.

(a)           Dispute.  As used in this Agreement, “Dispute” means any dispute or disagreement between or among Seller and Buyer arising after the Closing concerning the interpretation of this Agreement, the validity of this Agreement, any breach or alleged breach by any party of this Agreement or any other matter relating in any way to this Agreement.

(b)           Process.  If a Dispute arises, the parties will follow the procedures specified in subsections (c) through (m) below.

(c)           Notice of Dispute.  If a Dispute arises, then Seller or Buyer, as applicable, will serve a written notice (the "Notice of Dispute") on the other party specifying the existence of the Dispute and set forth in reasonably specific detail the grounds of the Dispute.  The Notice of Dispute shall be given not later than ten (10) business days after the Dispute has arisen. The parties will promptly attempt to resolve any Dispute by negotiations between Seller and Buyer.  Either Seller or Buyer may give the other party written notice of any Dispute not resolved in the normal course of business.  If the Dispute has not been resolved by these parties within thirty (30) business days of the Notice of Dispute, or if the parties fail to meet within such thirty (30) business days, either Seller or Buyer may initiate arbitration as provided in Section 8.6 (d).

(d)           Arbitration.  The Dispute will be settled by arbitration and be governed by the Commercial Rules of the American Arbitration Association ("AAA") in effect on the date of the Notice of Dispute, except that the terms of Section 8.6 will control in the event of any difference or conflict between such Rules and the terms of Section 8.6.

(e)           Selection of Arbitrator.  There will be one arbitrator except as provided

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below.  The arbitrator selected, in order to be eligible to serve, will be a lawyer in Phoenix, Arizona with at least fifteen (15) years experience in general corporate and commercial matters.  If the parties cannot agree on a mutually acceptable single arbitrator within ten (10) business days of the initiation of arbitration, each party will select one arbitrator, and such arbitrators will select a third arbitrator within ten (10) business days. At the time of appointment and as a condition of the appointment, the arbitrator(s) will be apprised of the time limitations and other provisions of Section 8.6 and will agree to comply with such provisions and time limitations. The arbitrator(s) will reach a decision on the merits on the basis of applicable legal principles as embodied in the law of the State of Arizona.  The arbitration hearing will take place in Phoenix, Arizona.

(f)           Arbitration Procedures and Timing.  During the thirty (30) day period following appointment of the arbitrator(s), either party may serve on the other a request for limited numbers of documents directly related to the dispute.  Such documents will be produced within seven (7) days of the request.  Following the thirty (30) day period of document production, there will be a ten (10) day period during which limited depositions will be permissible.  Neither party will take more than five (5) depositions, and no deposition will exceed three (3) hours of direct testimony.  Disputes as to discovery or prehearing matters of a procedural nature will be promptly submitted to the arbitrator(s) pursuant to telephone conference call or otherwise.  The arbitrator(s) will make every effort to render a ruling on such interim matters at the time of the hearing (or conference call) or within five (5) business days thereafter. Following the period of depositions, the arbitration hearing will promptly commence.  The arbitrator(s) will make every effort to commence the hearing within thirty (30) days of the conclusion of the deposition period and, in addition, will make every effort to conduct the hearing on consecutive business days to conclusion.

(g)           Decision of Arbitrator.  The arbitrator(s) will render a decision, at the latest, within fifteen business days (15) of the close of the arbitration hearing.  The award will set forth the grounds for the decision (findings of fact and conclusions of law) in reasonably specific detail.  The award will be final and nonappealable.

(h)           Provisional Remedies.  At any time during the procedures specified in subsections (c) and (g), a party may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo.  Despite such action, the parties will continue to participate in good faith in the procedures specified in this Section 8.6.

(i)           Tolling Statutes of Limitations.  All applicable statutes of limitation and defenses based upon the passage of time will be tolled with respect to matters that are the subject of the procedures specified in this Section 8.6 while such procedures are pending.  The parties will take such action, if any, as is required to effectuate such tolling.

(j)           Performance to Continue. Each party is required to continue to perform its obligations under this Agreement pending final resolution of any Dispute.

(k)           Extension of Deadlines. All deadlines specified in this Section 8.6 may be extended by mutual agreement between Seller and Buyer.

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(l)           Enforcement. The parties regard the obligations in this Section 8.6 to constitute an essential provision of this Agreement and one that is legally binding on them. In case of a violation of the obligations in this Section 8.6 by any party, the other party may bring an action to seek enforcement of such obligations in any court of law having jurisdiction thereof.

(m)           Costs. The party that prevails shall pay the fees and expenses of the arbitrator in connection with the application of the provisions of this Section 8.6.

SECTION 9.	DEFINITIONS

Whenever used in this Agreement, the following terms and phrases will have the following respective meanings:

“Affiliate” will mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 50% or more of the stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, and (iii) each of such Person’s officers, directors, joint ventures and partners.  For the purpose of this definition, “control” of a Person will mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership or voting securities, by contract or otherwise.

“Knowledge of Seller” or any variation thereof, shall mean the knowledge, after reasonable inquiry, of Mr. Jeff Holmes, Mr. Greg Holmes and Mr. Kevin Asher.

 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a business or other trust, a joint venture, a company, any other business entity, and an unincorporated organization.

SECTION 10.	ADDITIONAL PROVISIONS.

10.1   Termination.

(a)           Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

(i)           by mutual consent of Seller and Buyer;

(ii)           by Buyer at any time if any or representation or warranty of Seller contained in Section 3 hereof is incorrect in any material respect, or if Seller breaches any material covenant contained in this Agreement;

(iii)           by Seller at any time if any representation and warranty of Buyer contained in Section 4 hereof is incorrect in any material respect, or if Buyer breaches any material covenant contained in this Agreement;

(iv)           by Seller if the Second Advance (as that term is defined in the Shotey Note) is not made to Seller; or

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(v)           by either party if the Closing has not occurred by September 7, 2012, subject to Section 2.2 hereof.

(b)           In the event of the termination of this Agreement pursuant to the provisions of this Section 10.1, this Agreement will become void and have no effect, without any liability on the party of any of the parties or their directors, managers, officers, stockholders or members in respect of this Agreement, except that the termination will not relieve a breaching party from liability incurred for the breach of this Agreement. The obligations of Seller under Section 5.2 and the obligations of Buyer under Section 6.2 will survive the termination of this Agreement for a period of two (2) years.

10.2   Non-Competition; Non-Solicitation.

(a)           As an inducement for Buyer to enter into this Agreement and as additional consideration for the consideration to be paid to Seller under this Agreement, during the Restricted Period (defined below), Seller will not, nor will Seller allow any of its respective Affiliates to, directly or indirectly, engage in, acquire, participate in, assist, provide services to, own or hold a business in the Restricted Area (defined below) that competes with the Business.

(b)           During the Restricted Period, Seller will not, nor will Seller allow its respective Affiliates to, without the prior written consent of Buyer, directly or indirectly, (i) hire or attempt to hire away any employee of Buyer or any of its subsidiaries or the Business or persuade any such employee to leave employment with Buyer or the Business; (ii) solicit, divert, or take away, or attempt to solicit, divert or take away, the business of any Person with whom Buyer or the Business has established, or are actively seeking to establish a business or customer relationship with respect to competing services or products; (iii) accept the business or customer relationship of any Person with whom Buyer or the Business has established, or are actively seeking to establish, a business or customer relationship with respect to competing services or products; or (iv) solicit, induce or attempt to induce any salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber or other person transacting business with Buyer or the Business to terminate their relationship or association with Buyer or the Business, or to represent, distribute or sell services or products in competition with the business of Buyer or the Business.

(c)           Seller acknowledges that because a remedy at law for any violation or breach of the provisions of this Section 10.2 may be inadequate, in addition to any relief at law that may be available to Buyer for such violation or breach and regardless of any other provision contained in this Agreement, Buyer will be entitled to injunctive and other equitable relief restraining such violation or breach.

(d)           For purposes of this Section, (i) “Restricted Period” means the period commencing on the Closing Date and continuing until the 5th anniversary of the Closing Date, provided that the period will be extended to include any period in which Seller is not in compliance with the terms of this Section, and (ii) “Restricted Area” means any state in which Buyer conducts the Business during the Restricted Period.

10.3  Headings.  The headings of the Sections and Subsections herein are inserted for convenience of reference only and will be ignored in the construction or interpretation hereof.

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10.4  Further Assurances. Following the Closing Date, the parties will execute and deliver such documents and take such other actions as may be reasonably requested from time to time by Buyer or Seller in order to fully consummate the transactions contemplated hereby.

10.5  Third Party Beneficiaries. Nothing in the Agreement will be construed to confer any right, benefit or remedy upon any Person that is not a party hereto or a permitted assignee of a party hereto, except as otherwise expressly set forth in this Agreement.

10.6   Costs and Expenses.  After execution of this Agreement by the parties, if Seller fails to close the transaction contemplated by this Agreement after satisfaction or waiver of all required conditions to Closing as set forth in Sections 5, 6 and 7 of this Agreement, then Seller will pay Buyer Two Hundred Fifty Thousand Dollars ($250,000) plus all reasonable out of pocket expenses incurred by Buyer (including without limitation attorneys’ fees) in an amount not to exceed One Hundred Thousand Dollars ($100,000) to compensate and reimburse Buyer for expenses incurred by Buyer in connection with pursuing the transaction contemplated by this Agreement.  The provisions of this Section 10.6 will not waive or limit any of Buyer’s rights or remedies available at law, equity or under this Agreement.  Except as otherwise expressly provided herein, each party will bear its own expenses in connection herewith.

10.7   Notices.  All notices or other communications permitted or required under this Agreement will be in writing and will be sufficiently given if and when hand delivered to the Persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy or e-mail, receipt acknowledged, addressed as set forth below or to such other Person or Persons and/or at such other address or addresses as will be furnished in writing by any party hereto to the others.  Any such notice or communication will be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

To Seller:                                Calibrus, Inc.
1225 West Washington, #213
Tempe, Arizona 85281
Phone: (602) 778-7500
Fax: (602) 778-7569

With a copy to:                     Quarles & Brady LLP
One Renaissance Square
Two North Central Avenue
Phoenix, Arizona  85004
Phone: (602) 229-5336
Fax:  (602) 420-5008
Email:  chris.hoffmann@quarles.com
Attn: Christian J. Hoffmann, III

To Buyer:                               Calibrus Hosted Business Solutions, LLC
1225 West Washington, Suite 213
Tempe, Arizona 85281
Phone: (602) 741-7402

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With a copy to:                    Gallagher & Kennedy, P.A.
2575 East Camelback Road
Phoenix, Arizona  85016
Phone: (602) 530-8000
Fax:     (602) 530-8500
Attn: Timothy D. Brown, Esq.

10.8   Assignment and Benefit.  A party will not assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without prior written consent of the other party.  Subject to the foregoing, this Agreement and the rights and obligations set forth herein will inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors, heirs and assigns.

10.9    Amendment, Modification and Waiver.  The parties may amend or modify this Agreement in any respect if such amendment or modification is in writing and agreed to by both parties.  The waiver by a party of any breach of any provision of this Agreement will not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor will any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

10.10   Governing Law.  This Agreement is made pursuant to, and will be construed and enforced in accordance with, the laws of the State of Arizona (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law.  Nothing contained herein will prevent or delay either party from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by the other party of any of its obligations hereunder.

10.11   Severability.  The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement will not affect the other provisions or parts hereof, and this Agreement will be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

10.12   Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original (including facsimile signatures).

10.13   Entire Agreement.  This Agreement and the agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the purchase and sale of the Purchased Assets and supersedes all prior agreements and understandings.  The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to purchase or sell the Purchased Assets, it being understood and agreed that neither Buyer nor Seller will be legally obligated with respect to such a purchase or sale or to any other terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by all parties.

10.14   Schedules and Exhibits.  All schedules and exhibits to this Agreement are an integral part of this Agreement and are incorporated herein by reference in this Agreement for all purposes of this Agreement.  All Schedules delivered with this Agreement will be arranged to correspond with the numbered and lettered Sections and Subsections contained in this Agreement, and the disclosures in such Schedules will qualify only the corresponding Sections and Subsections contained in this Agreement, unless otherwise expressly provided herein.

10.15   Publicity.  Pending and following the Closing, no party will issue a press release or make any other public announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other party, except to the extent required by law.

[Signature blocks to appear on the following page.]

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, and it will be effective as of the Effective Date.

SELLER:

CALIBRUS, INC., a Nevada corporation

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

BUYER:

CALIBRUS HOSTED BUSINESS SOLUTIONS, LLC, an Arizona limited liability company

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

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Exhibit B

Calibrus, Inc.
2012 Stock Option and Restricted Stock Plan
1.           PURPOSES.

(a)   Background. This 2012 Stock Option and Restricted Stock Plan was adopted on July 13, 2012 by the Board of Directors, subject to the approval of the Company’s stockholders. Options granted under the Plan prior to the stockholders’ approval will be effective upon approval of the stockholders as of their respective dates of grant.

(b)   Eligible Award Recipients. The persons eligible to receive Awards are the Employees and Directors of the Company and its Affiliates.

(c)  Available Awards. The purpose of the Plan is to provide a means by which eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following: (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) rights to acquire restricted stock, and (iv) stock appreciation rights.

(d)  General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.           DEFINITIONS.

(a)  “Affiliate” means any entity that controls, is controlled by, or is under common control with the Company.

(b)  “Award” means any right granted under the Plan, including an Option, a right to acquire restricted Common Stock, and a stock appreciation right.

(c)  “Award Agreement” means a written agreement between the Company and a holder of an Award (other than an Option) evidencing the terms and conditions of an individual Award grant.

(d)  “Board” means the board of directors of the Company.

(e)  “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(f)  “Committee” means a pre-existing or newly formed committee of members of the Board appointed by the Board in accordance with subsection 3(c).

(g)  “Common Stock” means the shares of the Company’s common stock par value $0.001 and other rights with respect to such shares.

(h)  “Company” means Calibrus , Inc., a Nevada corporation.

(i)   “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director is not interrupted or terminated. Unless otherwise provided in an Award Agreement or Option Agreement, as applicable, the Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service to the Company or an Affiliate as an Employee or Director. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

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(j)   “Covered Employee” means the Company’s chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(k)  “Director” means a member of the Board of the Company.

(l)   “Disability” means the Participant’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively the duties and obligations to the Company and its Affiliates performed by such person immediately prior to such disability for a period of at least six (6) months, as determined in the good faith judgment of the Board.

(m)  “Dollars” or “$” means United States dollars.

(n)  “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company or an Affiliate alone shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(o)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)  “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)       If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq Global Market, the Nasdaq Capital Market or the Nasdaq OTC Bulletin Board, the Fair Market Value of the Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock if such stock is traded on more than one such exchange or market) on the last market trading day prior to the day of determination, as reported by such exchange or market or such other source as the Board reasonably deems reliable.

(ii)       In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(q)   “Incentive Stock Option” means an option designated as an incentive stock option in an Option Agreement and that is granted in accordance with the requirements of, and that conforms to the applicable provisions of, Section 422 of the Code.

(r)   “Independent Director” means (i) a Director who satisfies the definition of Independent Director or similar definition under the applicable stock exchange or Nasdaq rules and regulations upon which the Common Stock is traded from time to time and (ii) a Director who either (A) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (B) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(s)    “Nonqualified Stock Option” means an option that is not designated in an Option Agreement as an Incentive Stock Option or was not granted in accordance with the requirements of, and does not conform to the applicable provisions of, Section 422 of the Code.

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(t)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u)  “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

(v)   “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.

(w)   “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(x)   “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(y)   “Plan” means this Calibrus, Inc. 2012 Stock Option and Restricted Stock Plan.

(z)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(aa)   “Securities Act” means the Securities Act of 1933, as amended.

(bb)   “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or any subsidiary corporation, both as defined in Section 424 of the Code.

3.           ADMINISTRATION.

(a)   Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). The Board may, at any time and for any reason in its sole discretion, rescind some or all of such delegation.

(b)  Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)       To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an Award; and the number of shares of Common Stock with respect to which an Award shall be granted to each such person.

(ii)       To construe and interpret the Plan, Awards granted under it, Option Agreements and Award Agreements, and to establish, amend and revoke rules and regulations for their administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement or Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)       To amend the Plan, an Award, an Award Agreement or an Option Agreement as provided in Section 12, provided that, the Board shall not amend the exercise price of an option, the Fair Market Value of an Award or extend the term of an Option or Award without obtaining the approval of the stockholders if required by the rules of any stock exchange upon which the Common Stock is listed.

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(iv)       Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)  Delegation to Committee.

(i)       General. The Board may delegate administration of the Plan and its powers and duties thereunder to a Committee or Committees, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. Upon such delegation, the Committee shall have the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be deemed to include the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan, except respecting matters under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any rules or regulations issued thereunder, which are required to be determined in the sole discretion of the Committee.

(ii)       Committee Composition. A Committee shall consist solely of two or more Independent Directors. Within the scope of its authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who are not Independent Directors or to the Company’s Chief Executive Officer the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)Effect of Board’s Decision; No Liability. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons. No member of the Board or the Committee or any person to whom duties hereunder have been delegated shall be liable for any action, interpretation or determination made in good faith, and such persons shall be entitled to full indemnification and reimbursement consistent with applicable law and in the manner provided in the Company’s Articles of Incorporation and Bylaws, as the same may be amended from time to time, or as otherwise provided in any agreement between any such member and the Company.

4.           STOCK SUBJECT TO THE PLAN.

(a)   Stock Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the shares of Common Stock that may be issued pursuant to Awards shall not exceed in the aggregate three million (3,000,000) shares of Common Stock.

(b)   Evergreen; Reversion of Stock to the Stock Reserve. If any Award granted under this Plan is exercised, canceled, terminates, expires, or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award under the Plan. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan.

(c)   Source of Stock. The Common Stock subject to the Plan may be unissued stock or reacquired stock, bought on the market or otherwise.

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5.           ELIGIBILITY.

(a)  Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees and Directors.

(b)  Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

6.           OPTION PROVISIONS.

Each Option Agreement shall be subject to the terms and conditions of this Plan. Each Option and Option Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for the shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical.

(a)  Provisions Applicable to All Options.

(i)       Consideration. The purchase price of the shares of Common Stock acquired pursuant to an Option shall be paid as follows: (a) in cash or by certified or official bank check, payable to the order of the Company, in the amount (the “Purchase Price”) equal to the exercise price of the Option multiplied by the number of shares plus payment of all taxes applicable upon such exercise; (b) with shares owned by the Optionholder having a Fair Market Value at the time the Option is exercised equal to the Purchase Price plus payment in cash of all taxes applicable upon such exercise, with the prior approval of the Board; (c) by surrendering to the Company the right to acquire a number of shares having an aggregate value such that the amount by which the Fair Market Value of such shares exceeds the aggregate exercise price is equal to the Purchase Price plus payment in cash of all taxes applicable upon such exercise, with the prior approval of the Board; (d) any combination of the foregoing; or (e) a manner acceptable to the Board.

(ii)       Vesting Generally. An Option may (A) vest, and therefore become exercisable, in periodic installments that may, but need not, be equal, or (B) be fully vested at the time of grant. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions, if any, of individual Options may vary. The provisions of this subsection 6(a)(ii) are subject to any Option Agreement provisions governing the minimum number of Common Stock as to which an Option may be exercised.

(iii)       Termination of Continuous Service. Unless otherwise provided in the Option Agreement, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death, Disability, retirement or as a result of a Change of Control), all Options held by the Optionholder shall immediately terminate; provided, however, that an Option Agreement may provide that if an Optionholder’s Continuous Service is terminated for reasons other than for cause, all vested Options held by such person shall continue to be exercisable until the earlier of the expiration date of such Option or ninety (90) days after the date of such termination. All such vested Options not exercised within the period described in the preceding sentence shall terminate.

(iv)       Disability or Death of Optionholder. Unless otherwise provided in the Option Agreement, in the event of an Optionholder’s Disability or death, all unvested Options shall immediately terminate, and all vested Options held by such person shall continue to be exercisable for twelve months after the date of such Disability or death. All such vested Options not exercised within such twelve-month period shall terminate.

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(v)       Retirement. Unless otherwise provided in the Option Agreement, in the event of the Optionholder’s retirement, all unvested Options shall automatically vest on the date of such retirement and all Options shall be exercisable for the earlier of twelve (12) months after such retirement date or the expiration date of such Options. All such Options not exercised within the period described in the preceding sentence shall terminate.

(b)  Provisions Applicable to Incentive Stock Options.

(i)       Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted. Further, no grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the date the Plan is approved by the stockholders of the Company.

(ii)       Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(iii)       Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(iv)       Incentive Stock Option $100,000 Limitation. Notwithstanding any other provision of the Plan or an Option Agreement, the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder in any calendar year, under the Plan or any other option plan of the Company or its Affiliates, shall not exceed One Hundred Thousand Dollars ($100,000). For this purpose, the Fair Market Value of the Common Stock shall be determined as of the time an Option is granted. The Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

(c)    Provisions Applicable to Nonqualified Stock Options.

(i)       Exercise Price of a Nonqualified Stock Option. The exercise price of each Nonqualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(ii)       Transferability of a Nonqualified Stock Option. A Nonqualified Stock Option shall be transferable, if at all, to the extent provided in the Option Agreement. If the Option Agreement does not provide for transferability, then the Nonqualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

7.           PROVISIONS OF AWARDS OTHER THAN OPTIONS.

(a)  Restricted Stock Awards. Each restricted stock Award agreement shall be in such form and shall contain such restrictions, terms and conditions, if any, as the Board shall deem appropriate and shall be subject to the terms and conditions of this Plan. The terms and conditions of restricted stock Award Agreements may change from time to time, and the terms and conditions of separate restricted stock Award Agreements need not be identical, but each restricted stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)       Consideration. A restricted stock Award may be awarded in consideration for past services actually rendered, or for future services to be rendered, to the Company or an Affiliate for its benefit.

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(ii)       Vesting. Common Stock awarded under the restricted stock Award Agreement may (A) be subject to a vesting schedule to be determined by the Board or (B) be fully vested at the time of grant.

(iii)       Termination of Participant’s Continuous Service. Unless otherwise provided in the restricted stock Award Agreement, in the event a Participant’s Continuous Service terminates prior to a vesting date set forth in the restricted stock Award Agreement, any unvested restricted stock Award shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and neither the Participant nor his or her heirs, executors, administrators or successors shall have any right or interest in the restricted stock Award. Notwithstanding the foregoing, unless otherwise provided in the restricted stock Award agreement, in the event a Participant’s Continuous Service terminates as a result of (A) being terminated by the Company for reasons other than for cause, (B) death, (C) Disability, (D) retirement, or (E) a Change of Control (subject to the provisions of Section 11(c) hereof), then any unvested restricted stock Award shall vest immediately upon such date.

(iv)       Transferability. Rights to acquire Common Stock under the restricted stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock Award Agreement remain subject to the terms of the restricted stock Award Agreement.

(b)   Grant of Stock Appreciation Rights. Stock appreciation rights to receive in shares of Common Stock the excess of the Fair Market Value of Common Stock on the date the rights are surrendered over the Fair Market Value of Common Stock on the date of grant may be granted to any Employee or Director selected by the Board. A stock appreciation right may be granted (i) in connection and simultaneously with the grant of another Award, (ii) with respect to a previously granted Award, or (iii) independent of another Award. A stock appreciation right shall be subject to such terms and conditions not inconsistent with this Plan as the Board shall impose and shall be evidenced by a written stock appreciation right agreement, which shall be executed by the Participant and an authorized officer of the Company. The Board, in its discretion, may determine whether a stock appreciation right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and stock appreciation right agreements evidencing stock appreciation rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. The Board may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a stock appreciation right that the Participant surrender for cancellation some or all of the Awards previously granted to such person under this Plan or otherwise. A stock appreciation right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Award, may contain such other terms as the Board deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Award.

8.           AVAILABILITY OF STOCK. Subject to the restrictions set forth in Section 4(a), during the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

9.           USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

10.           MISCELLANEOUS.

(a)  Exercise of Awards. Awards shall be exercisable at such times, or upon the occurrence of such event or events as the Board shall determine at or subsequent to grant. Awards may be exercised in whole or in part. Common Stock purchased upon the exercise of an Award shall be paid for in full at the time of such purchase.

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(b)  Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(c)  Stockholder Rights.

(i)       Options. Unless otherwise provided in and upon the terms and conditions in the Option Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Common Stock subject to an Option unless and until such Participant has satisfied all requirements for exercise of, and has exercised, the Option pursuant to its terms.

(ii)       Restricted Stock. Unless otherwise provided in and upon the terms and conditions in the restricted stock Award Agreement, a Participant shall have the right to receive all dividends and other distributions paid or made respecting such restricted stock, provided, however, no unvested restricted stock shall have any voting rights of a stockholder respecting such unvested restricted stock unless and until such unvested restricted stock become vested.

(d)   No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted, or any other capacity, or shall affect the right of the Company or an Affiliate to terminate with or without notice and with or without cause (i) the employment of an Employee or an Affiliate or (ii) the service of a Director of the Company or an Affiliate.

(e)  Withholding Obligations. If the Company has or will have a legal obligation to withhold the taxes related to the grant, vesting or exercise of the Award, such Award may not be granted, vested or exercised in whole or in part, unless such tax obligation is first satisfied in a manner satisfactory to the Company. To the extent provided by the terms of an Award Agreement or Option Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment in Dollars; (ii) authorizing the Company to withhold Common Stock from the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered Common Stock.

(f)   Listing and Qualification of Stock. This Plan and the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver Common Stock under such Awards, shall be subject to all applicable United States federal and state laws, rules and regulations, and any other laws applicable to the Company, and to such approvals by any government or regulatory agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Common Stock upon any exercise of an Award until completion of any stock exchange listing, or the receipt of any required approval from any stock exchange or other qualification of such Common Stock under any United States federal or state law rule or regulation as the Company may consider appropriate, and may require any individual to whom an Award is granted, such individual’s beneficiary or legal representative, as applicable, to make such representations and furnish such information as the Board may consider necessary, desirable or advisable in connection with the issuance or delivery of the Common Stock in compliance with applicable laws, rules and regulations.

(g)    Non-Uniform Determinations. The Board’s determinations under this Plan (including, without limitation, determinations of the persons to receive Awards, the form, term, provisions, amount and timing of the grant of such Awards and of the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under this Plan, whether or not such persons are similarly situated.

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11.           ADJUSTMENTS UPON CHANGES IN STOCK.

(a)   Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of stock, exchange of stock, change in corporate structure or other transaction), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per stock of Common Stock subject to such outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)   Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

(c)   Asset Sale, Merger, Consolidation or Reverse Merger. In the event of a Change of Control (as defined below), any unvested Awards shall vest immediately prior to the closing of the Change of Control, and the Board shall have the power and discretion to provide for the Participant’s election alternatives regarding the terms and conditions for the exercise of, or modification of, any outstanding Awards granted hereunder, provided, however, such alternatives shall not affect the then current exercise provisions without such Participant’s consent. The Board may provide that Awards granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Awards will expire. Any such determinations by the Board may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. For the purpose of this Plan, a “Change of Control” shall have occurred in the event one or more persons acting individually or as a group (i) acquires sufficient additional stock to constitute more than fifty percent (50%) of (A) the total Fair Market Value of all Common Stock issued and outstanding or (B) the total voting power of all shares of capital stock authorized to vote for the election of directors; (ii) acquires, in a twelve (12) month period, thirty-five percent (35%) or more of the voting power of all shares of capital stock authorized to vote for the election of directors, or alternatively a majority of the members of the board is replaced during any twelve (12) month period by directors whose appointment was not endorsed by a majority of the members of the board; or (iii) acquires, during a twelve (12) month period, more than forty percent (40%) of the total gross fair market value of all of the Company’s assets. Notwithstanding the foregoing, the provisions of this Section 11(c) shall not apply to (i) any transaction involving any stockholder that individually or as a group owns more than fifty percent (50%) of the outstanding Common Stock on the date this Plan is approved by the Company’s stockholders, until such time as such stockholder first owns less than forty percent (40%) of the total outstanding Common Stock, or (ii) any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

12.           AMENDMENT OF THE PLAN AND AWARDS.

(a)  Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any applicable Nasdaq or securities exchange listing requirements.

(b)   Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

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(c)   Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)   No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

(e)  Amendment of Awards. Subject to Section 3(b)(iii), the Board at any time, and from time to time, may amend the terms of any one or more Awards; including, expressly, that the Board and/or the Compensation Committee, may, from time to time, amend an Award to decrease the exercise price per share of any issued and outstanding Award, provided however, that no Award may be amended to have an exercise price less than the current market price of the Company's common stock on the date of the amendment of an Award.  In addition, no amendment under this Section 12(e) shall impair the rights under any Award, by any such amendment, unless the applicable Participant consents in writing.

13.           TERMINATION OR SUSPENSION OF THE PLAN.

(a)  Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)  No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

(c)   Savings Clause. This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law or regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

14.           EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Award shall be exercised (or, in the case of a restricted stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.           CHOICE OF LAW.

The law of the state of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

(The Plan was adopted by the Board of Directors on July 13, 2012).

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